UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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LaSalle Hotel Properties

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LASALLE HOTEL PROPERTIES

3 Bethesda Metro Center, Suite 1200

Bethesda, Maryland 20814

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 24, 2008

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Shareholders (the “Annual Meeting”) of LaSalle Hotel Properties (the “Company”) will be held on Thursday, April 24, 2008 at 8:00 a.m., local time, at the Topaz Hotel, 1733 N Street, N.W., Washington, DC 20036, for the following purposes:

1.	to elect two Class I trustees of the Company to serve until the 2011 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	to ratify the appointment of the Company’s independent registered public accountants for the year ending December 31, 2008; and

3.	to consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

The Board of Trustees has fixed the close of business on February 18, 2008 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only shareholders of record of the Company’s common shares of beneficial interest, $0.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

Pursuant to new rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. On or about March 3, 2008, our Board of Trustees expects to mail our shareholders either (i) a copy of our Proxy Statement, the accompanying proxy card and our Annual Report or (ii) a Notice of Internet Availability of Proxy Materials (the “Notice”), which will indicate how to access our proxy materials on the Internet.

Whether or not you plan to attend the Annual Meeting, your vote is very important, and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding all three methods of voting will be contained in the proxy card or Notice that you receive. If you execute a proxy by telephone, over the Internet or by mailing in a proxy card, but later decide to attend the Annual Meeting in person, or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.

By Order of the Board of Trustees

Hans S. Weger
Secretary

Bethesda, Maryland

March 3, 2008

LASALLE HOTEL PROPERTIES

3 Bethesda Metro Center, Suite 1200

Bethesda, Maryland 20814

PROXY STATEMENT

FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 24, 2008

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of LaSalle Hotel Properties (the “Company”) for use at the 2008 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held at the Topaz Hotel, 1733 N Street N.W., Washington, DC 20036 at 8:00 a.m. local time on Thursday, April 24, 2008, and at any adjournments or postponements thereof. At the Annual Meeting, shareholders will be asked:

1.	to elect two Class I trustees of the Company to serve until the 2011 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.	to ratify the appointment of the Company’s independent registered public accountants for the year ending December 31, 2008; and

3.	to consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

Pursuant to new rules promulgated by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet. On or about March 3, 2008, our Board of Trustees expects to mail our shareholders either (i) a copy of this Proxy Statement, including the Notice of Annual Meeting attached hereto, the accompanying proxy card and our Annual Report or (ii) a Notice of Internet Availability of Proxy Materials (the “Notice”), each in connection with the solicitation of proxies by our Board of Trustees for use at the Annual Meeting and any adjournments or postponements thereof. On the date of mailing, we will make our Proxy Statement, including the Notice of Annual Meeting attached hereto, and Annual Report publicly available on the Internet according to the instructions provided in the Notice.

If you received a Notice by mail, you will not receive a printed copy of the proxy materials other than as described herein. Instead, the Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice will also instruct you as to how you may submit your proxy over the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

The Board of Trustees has fixed the close of business on February 18, 2008 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record of the Company’s common shares of beneficial interest, $0.01 par value per share (the “Common Shares”), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. As of the Record Date, there were 40,113,800 Common Shares outstanding and entitled to vote at the Annual Meeting. Holders of Common Shares outstanding as of the close of business on the Record Date will be entitled to one vote for each Common Share held by them.

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding Common Shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Broker “non-votes,” or proxies from brokers or nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote such shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power, and abstentions are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

The vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of the Class I trustees.

Our Amended and Restated Bylaws, however, provide that any nominee for trustee elected in an uncontested election at an Annual Meeting of Shareholders must submit a written resignation offer to our Board of Trustees within two weeks after our certification of the election results, if the nominee received a greater number of votes withheld from his or her election than votes for such election. Our Nominating and Corporate Governance Committee will then evaluate the best interest of the Company and its shareholders and recommend to the Board of Trustees the action to be taken with respect to any tendered resignation. Any trustee tendering a resignation offer to our Board of Trustees will not participate in the Committee or Board consideration of whether to accept such resignation offer.

The vote of a majority of all of the votes cast at a meeting at which a quorum is present is necessary for the ratification of the appointment of the Company’s independent registered public accountants and approval of any other routine matters properly presented at the Annual Meeting for approval by the shareholders.

Under Maryland law, abstentions do not constitute a vote “for” or “against” a routine matter and will be disregarded in determining “votes cast.” Broker “non-votes” will be treated in the same manner as abstentions on routine matters.

Shareholders of the Company are requested to direct their vote by telephone or the Internet as indicated in their Notice. Alternatively, shareholders may complete, sign, date and promptly return the Proxy Card available on the Internet or that accompanied proxy materials that may have been mailed to the shareholder. Common Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the two nominees for Class I trustees of the Company named in this Proxy Statement and FOR ratification of the Audit Committee’s appointment of the Company’s independent registered public accountants for the year ending December 31, 2008. It is not anticipated that any matters other than those set forth in the Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

A shareholder of record may revoke a proxy at any time before such proxy has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, by submitting another proxy by telephone or via the Internet that is later dated or by appearing in person and voting by ballot at the Annual Meeting. Any shareholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a shareholder at the Annual Meeting will not constitute revocation of a previously given proxy.

The Company’s Annual Report on Form 10-K for its year ended December 31, 2007, which includes financial statements for the year then ended, is available for review on the Internet according to the directions provided in the Notice and at our website at www.lasallehotels.com. The Company’s Annual Report on Form 10-K, however, is not part of the proxy solicitation material.

PROPOSAL 1: ELECTION OF TRUSTEES

The Board of Trustees of the Company consists of seven members and is divided into three classes, with the trustees in each class serving for a term of three years and until their successors are duly elected and qualified. The term of one class expires at each Annual Meeting of Shareholders.

At the Annual Meeting, two trustees will be elected to serve until the 2011 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The Board of Trustees has nominated Messrs. Jon E. Bortz and Donald A. Washburn to serve as the Class I trustees (the “Nominees”). The Nominees are currently serving as the Class I trustees of the Company. The Board of Trustees anticipates that each Nominee will serve, if elected, as a trustee. However, if either person nominated by the Board of Trustees is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Trustees may recommend.

The Board of Trustees recommends a vote FOR each Nominee.

Information Regarding the Nominees and the Continuing Trustees

The following table and biographical descriptions set forth certain information with respect to each Nominee for election as a Class I trustee at the Annual Meeting and the continuing trustees whose terms expire at the Annual Meetings of Shareholders in 2009 and 2010, respectively. None of the Nominees or trustees has pledged any of their shares of Common Stock as collateral.

Name	Age	Trustee Since	Amount and Nature of Beneficial Ownership of Common Shares(1)		Percent of Class(2)(3)
Class I Nominees for Election at the Annual Meeting (Terms Expire in 2011)
Jon E. Bortz	51	1998	144,950	(4)	*
Donald A. Washburn	63	1998	4,624		*
Class III Continuing Trustees (Terms Expire in 2010)
Donald S. Perkins	80	1998	17,985	(4)	*
Stuart L. Scott	69	1998	101,572	(4)	*
Class II Continuing Trustees (Terms Expire in 2009)
Darryl Hartley-Leonard	62	1998	14,782	(4)	*
Kelly L. Kuhn	42	2003	2,547	(4)	*
William S. McCalmont	52	2000	17,250	(4)	*

(1)	All information has been determined as of February 18, 2008. For purposes of this table, a person is deemed to have “beneficial ownership” of the number of Common Shares which such person has the right to acquire pursuant to the exercise of stock options exercisable within 60 days of February 18, 2008 or the redemption of units (“Units”) of limited partnership interest in LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”) of which the Company is the general partner (assuming the Company elects to issue Common Shares rather than pay cash upon such redemption). Pursuant to the terms of the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of April 29, 1998, as amended, upon a notice of redemption from a unitholder, the Operating Partnership is obligated to redeem Units for cash, or, at the option of the Company, Common Shares.

(2)	For purposes of computing the percentage of outstanding Common Shares held by each person, any Common Shares which such person has the right to acquire, within 60 days of February 18, 2008 pursuant to the exercise of a stock option or in exchange for the redemption of Units, are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percent ownership of any other person.

(3)	“*” represents less than one percent of class.

(4)	The number of Common Shares beneficially owned by each of the following persons includes the number of Common Shares which each such person has the right to acquire pursuant to the exercise of stock options exercisable within 60 days of February 18, 2008. The number of such options for each trustee is as follows: Jon E. Bortz – 40,000; Darryl Hartley-Leonard – 12,000; William S. McCalmont – 15,000; and Stuart L. Scott – 10,000. The number of Common Shares beneficially owned by Mr. Scott also includes 33,530 Common Shares that he has the right to acquire in exchange for an equal number of Units. The number of Common Shares beneficially owned by the following persons does not include the number of Common Shares deferred as a portion of or all of such disinterested trustees’ annual retainer (as discussed in “—Trustee Compensation” below): Darryl Hartley-Leonard – 11,004; Kelly L. Kuhn – 1,729; William S. McCalmont – 7,917; Donald S. Perkins – 16,303; and Stuart L. Scott – 11,174. Holders of Deferred Common Shares receive additional deferred shares in an amount equal to the amount of any dividends paid on the Common Shares exchangeable for the outstanding deferred shares, divided by the average closing price of the Common Shares on the New York Stock Exchange during the 10 trading days preceding the first day on which the Common Shares begin trading without entitlement to the applicable dividend. The total number of Deferred Common Shares for each trustee discussed in this footnote 4 includes additional deferred shares acquired through dividend reinvestment through December 31, 2007.

Class I Nominees for Election at the Annual Meeting—Terms Expire in 2011

Jon E. Bortz has served as Chairman of the Company’s Board of Trustees since January 1, 2001, a trustee of the Company since 1998 and has been President and Chief Executive Officer of the Company since its formation. Mr. Bortz founded the Hotel Group of Jones Lang LaSalle Incorporated (“Jones Lang LaSalle”), and as President, oversaw all of Jones Lang LaSalle’s hotel investment and development activities. From January 1995 as Managing Director of Jones Lang LaSalle’s Investment Advisory Division, Mr. Bortz was also responsible for certain east coast development projects, including the redevelopment of Grand Central Terminal in New York City. From January 1990 to January 1995, he was a Senior Vice President of Jones Lang LaSalle’s Investment Division, with responsibility for east coast development projects and workouts, including the redevelopment of Union Station in Washington, D.C. Mr. Bortz joined Jones Lang LaSalle in 1981. Mr. Bortz is a member of the Board of Governors of the National Association of Real Estate Investment Trusts and a member of its Executive Committee. He is also a member of the Board of Trustees of Federal Realty Investment Trust and a member of the Board of Directors of Metropark USA, a privately-owned clothing retailer. Mr. Bortz holds a B.S. in Economics from The Wharton School of the University of Pennsylvania and is a Certified Public Accountant in Maryland.

Donald A. Washburn has served as a trustee of the Company since 1998. Mr. Washburn is a member of the Company’s Audit Committee, the Nominating and Governance Committee and the Chairman of the Compensation Committee. Mr. Washburn is a private investor. Mr. Washburn is a retired Executive Vice President of Northwest Airlines, Inc. (“Northwest”) and was the Chairman and President-Northwest Cargo, Inc. Mr. Washburn joined Northwest in 1990 and served in a number of capacities, including Executive Vice President-Customer Service and Operations. Prior to joining Northwest, Mr. Washburn was a corporate Senior Vice President of Marriott Corporation, most recently Executive Vice President and general manager of its Courtyard Hotel division. Mr. Washburn is a director of Amedisys, Inc., The Greenbrier Companies, Inc., Key Technology, Inc. and several privately-held companies. Mr. Washburn serves as a private equity fund advisory board member of Spell Capital Funds II and III. Mr. Washburn graduated from Loyola University of Chicago, Kellogg Graduate School of Management at Northwestern University and the Northwestern University School of Law.

Class II Continuing Trustees—Terms Expire in 2009

Darryl Hartley-Leonard has served as a trustee of the Company since 1998. Mr. Hartley-Leonard is a member of the Company’s Audit Committee and Nominating and Governance Committee. Mr. Hartley-Leonard is a private investor. Mr. Hartley-Leonard was Chairman and CEO of PGI (an event production agency) from 1998 until 2005 and is a retired Chairman of the Board, President and Chief Executive/Chief Operating Officer of Hyatt Hotels Corporation. Mr. Hartley-Leonard is a director of Jones Lang LaSalle, a global real estate service company. Mr. Hartley-Leonard holds a B.A. from Blackpool Lancashire College of Lancaster University and an honorary doctorate of business administration from Johnson and Wales University.

Kelly L. Kuhn has served as a trustee of the Company since 2003. Ms. Kuhn is a member of the Company’s Compensation Committee and Nominating and Governance Committee. Ms. Kuhn is President of Carlson Wagonlit Travel Military & Government Markets, beginning in 2007. Ms. Kuhn had been President of SatoTravel, a Navigant International company, since 2005. (Navigant International was acquired by Carlson Wagonlit Travel in 2006.) For four years prior, Ms. Kuhn had been Navigant International’s Regional President for the north central region. Ms. Kuhn also serves on Carlson Wagonlit Travel North America’s executive committee and the strategic planning team. For approximately 10 years prior to joining Navigant International, Ms. Kuhn held several key positions at Arrington Travel Center, including manager of corporate communications, director of client and industry relations, vice president of operations, senior vice president, executive vice president and president and chief operating officer. Ms. Kuhn holds a B.A. from Northwestern University.

William S. McCalmont has served as a trustee of the Company since 2000. Mr. McCalmont is a member of the Company’s Audit Committee, the Compensation Committee and the Nominating and Governance

Committee. Since May 2007, Mr. McCalmont has been the Chief Financial Officer of The St. Joe Company. From 2003 through April 2007, Mr. McCalmont served as an Executive Vice President and the Chief Financial Officer of ACE Cash Express, Inc. From 2002 through 2003, Mr. McCalmont served as a founding member and principal of the Turtle Creek Group. Previously Mr. McCalmont served as the Chief Financial Officer of HQ Global Workplaces, Inc., the Interim President and Chief Executive Officer of La Quinta Inns, Inc., the Chief Financial Officer of La Quinta Inns, Inc., the Chief Financial Officer of FelCor Suite Hotels and the Treasurer of Harrah’s Entertainment. Mr. McCalmont holds a B.A. from Rollins College and a M.S.I.A. from Carnegie-Mellon University.

Class III Continuing Trustees—Terms Expire in 2010

Donald S. Perkins has served as a trustee of the Company since 1998. Mr. Perkins is the Chairman of the Company’s Audit Committee and a member of the Compensation Committee and the Nominating and Governance Committee. He is the retired Chairman of the Board and Chief Executive Officer of Jewel Companies, Inc. (a diversified retailer) (1970 to 1980). Mr. Perkins is Chairman of Nanophase Technologies Corporation and serves as a director of LaSalle U.S. Realty Income III. He has previously served on more than 20 corporate boards including AT&T, Aon, Corning, Cummins Engine, Eastman Kodak, Inland Steel Industries, Kmart, Lucent Technologies, The Putnam Funds, Time Warner and Spring Industries. Mr. Perkins graduated from Yale University and Harvard Business School.

Stuart L. Scott has served as a trustee of the Company since 1998 and was Chairman of the Company’s Board of Trustees from April 1998 to December 31, 2000. Mr. Scott is the Chairman of the Company’s Nominating and Governance Committee. Mr. Scott was co-Chief Executive Officer of Jones Lang LaSalle from 1990 to 1992 and sole Chief Executive Officer from 1992 until December 2004 when he retired from that firm. Mr. Scott also served as Chairman of the Board of Directors and Chief Executive Officer of LaSalle Partners Incorporated and its predecessor entities from December 1992 through December 2001. Mr. Scott is a director of Hartmarx Corporation (a clothing manufacturing company). Mr. Scott holds a B.A. from Hamilton College and a J.D. from the Northwestern University School of Law.

Biographical Information Regarding Executive Officers Who Are Not Trustees

Michael D. Barnello has served as Chief Operating Officer and Executive Vice President of Acquisitions of the Company since its formation and President of LaSalle Hotel Lessee, Inc. Mr. Barnello joined Jones Lang LaSalle in April 1995 as a Vice President. Prior to April 1995, Mr. Barnello was a Vice President with Strategic Realty Advisors, formerly known as VMS Realty Partners, where he was responsible for hotel asset management from 1990 to 1995. Concurrently, Mr. Barnello was a Vice President at Stone-Levy LLC, an affiliate of Strategic Realty Advisers, where he was responsible for hotel acquisitions. Mr. Barnello holds a B.S. in Hotel Administration from the Cornell School of Hotel Administration. Mr. Barnello is 42 years old.

Hans S. Weger has served as Chief Financial Officer, Executive Vice President and Treasurer of the Company since August 1998 and as Secretary of the Company since October 1999. Mr. Weger is responsible for all financial, accounting, human resources and information technology activities. Prior to joining the Company, Mr. Weger served as Vice President and Treasurer for La Quinta Inns, Inc. where he was responsible for all financing activities. From 1992 until 1997, Mr. Weger served in various management roles with Harrah’s Entertainment, Inc. where he was responsible for strategic planning, mergers and acquisitions and project financing. Mr. Weger holds a B.S. in finance from the University of Southern Mississippi and an M.B.A. from the University of Chicago. Mr. Weger is 44 years old.

Trustee Compensation and Security Ownership Guidelines

2007 Compensation

Each trustee who is not an employee of or affiliated with the Company receives an annual fee of $75,000. Prior to the beginning of each year, each trustee makes an election to receive the annual retainer fee all in Common Shares in lieu of cash, half in cash and half in Common Shares or less than half in cash and the remainder in Common Shares. In accordance with the 1998 Share Option and Incentive Plan and procedures adopted by the Company, each such trustee may also elect to defer the receipt of all or a portion of his or her Common Shares (the “Deferred Common Shares”). Payment of the annual retainer, whether in cash, Common Shares or Deferred Common Shares, is made after the close of business on December 31st of each year in which the trustees served on the Board of Trustees. The number of Common Shares or Deferred Common Shares issued is determined by dividing the dollar amount each trustee elects to receive in the form of Common Shares or Deferred Common Shares by the average daily closing price of the Common Shares on the New York Stock Exchange (“NYSE”) for the year ending December 31st. Deferred Common Shares are paid out to a trustee either in a single payment on January 31st of the calendar year, or in five equal annual installments beginning on January 31st of the calendar year, following the year in which the trustee ceases to serve on the Board of Trustees. Holders of Deferred Common Shares receive additional deferred shares in an amount equal to the amount of any dividends paid on the Common Shares exchangeable for the outstanding Deferred Common Shares, divided by the average closing price of the Common Shares on the NYSE during the 10 trading days preceding the first day on which the Common Shares begin trading without entitlement to the applicable dividend.

Additionally, the Chairman of the Audit Committee and the Chairman of the Compensation Committee each receive an additional $5,000 in compensation, which is subject to the same cash, Common Shares or Deferred Common Shares elections described above. Trustees do not receive any additional compensation in any form for their service, including for attendance at Board or Committee meetings or other equity grants. The Company reimburses trustees for out-of-pocket expenses incurred in connection with their service on the Board of Trustees. For the year ended December 31, 2007, the trustees who were not employees of the Company (six individuals) received the following total compensation:

Summary of Non-Executive Trustee 2007 Compensation(1)

Name	Fees Earned or Paid in Cash	Share Awards(2)		All Other Compensation		Total
Darryl Hartley-Leonard	—	$76,191	(3)	$20,900	(4)	$97,091
Kelly L. Kuhn	—	1,174		75,017	(5)	76,191
William S. McCalmont	37,500	38,661	(6)	15,037	(4)	91,198
Donald S. Perkins	—	1,174		107,469	(7)	108,643
Stuart L. Scott	—	1,174		92,956	(8)	94,130
Donald A. Washburn	40,000	41,177	(9)	—		81,177

(1)	Awards of Common Shares and Deferred Common Shares in satisfaction of the 2007 annual fee are shown at their grant date fair value in accordance with FAS 123R.

(2)

Amounts shown include $1,174 which is the compensation expense, or FAS 123R amortization, recognized by the Company on its fiscal year 2007 financial statements relating to grants of restricted share awards made to the trustees in prior years.

(3)

The trustee elected to receive 1,729 Common Shares at grant price of $43.39 which is the average daily closing price of the Common Shares on the NYSE for the year ended December 31, 2007. The trustee has 2,782 Common Shares, 12,000 stock options and 11,004 Deferred Common Shares.

(4)	Represents the value of dividends paid in 2007 on the Deferred Common Shares.

(5)

The trustee elected to receive 1,729 Deferred Common Shares at grant price of $43.39 which is the average daily closing price of the Common Shares on the NYSE for the year ended December 31, 2007. The trustee has 2,547 Common Shares.

(6)

The trustee elected to receive 864 Common Shares at grant price of $43.39 which is the average daily closing price of the Common Shares on the NYSE for the year ended December 31, 2007. The trustee has 2,250 Common Shares, 15,000 stock options and 7,917 Deferred Common Shares.

(7)

The trustee elected to receive 1,844 Deferred Common Shares at a grant price of $43.39 which is the average daily closing price of the Common Shares on the NYSE for the year ended December 31, 2007. The trustee has 17,985 Common Shares and 16,303 Deferred Common Shares. Of the amount shown above, $80,006 is the value of the Deferred Common Shares granted in 2007 and $27,463 is the value of dividends paid in 2007 on the Deferred Common Shares.

(8)

The trustee elected to receive 1,729 Deferred Common Shares at a grant price of $43.39 which is the average daily closing price of the Common Shares on the NYSE for the year ended December 31, 2007. The trustee has 58,042 Common Shares, 10,000 stock options, 33,530 units of limited partnership interest in our operating partnership and 11,174 Deferred Common Shares. Of the amount shown above, $75,017 is the value of the Deferred Common Shares granted in 2007 and $17,940 is the value of dividends paid in 2007 on the Deferred Common Shares.

(9)

The trustee elected to receive 922 Common Shares at grant price of $43.39 which is the average daily closing price of the Common Shares on the NYSE for the year ended December 31, 2007. The trustee has 4,624 Common Shares.

2008 Compensation

Beginning in 2008, each trustee who is not an employee of or affiliated with the Company will receive an annual fee of $105,000 which is subject to the same cash, Common Shares or Deferred Common Shares elections described above under “—2007 Compensation.” Additionally, the Chairman of the Audit Committee and the Chairman of the Compensation Committee each will receive an additional $10,000 in compensation, and the Chairman of the Nominating and Governance Committee will receive an additional $5,000 in compensation, each of which is subject to the same cash, Common Shares or Deferred Common Shares elections described above under “—2007 Compensation.”

Security Ownership Guidelines

In 2007, the Compensation Committee established share ownership guidelines for trustees of the Company. The Compensation Committee believes that encouraging each trustee to maintain a meaningful ownership interest in the Company relative to his or her annual fees for service as a trustee is in the best interest of the Company and its shareholders. Under the guidelines, the Compensation Committee has recommended that by 2010, each existing trustee should own shares in the Company having a value equal to or greater than 250% of the trustee’s total annual compensation, including fees for service as a committee chairperson; and at least 50% of each trustee’s total compensation, including fees for service as a committee chairperson, should be in the form of shares or other equity awards rather than in cash. Shares subject to vesting or forfeiture count toward the recommended levels. New trustees would have five years from the time of joining the Board of Trustees to meet the recommended levels. Once a trustee meets the share ownership guidelines, periodic market declines in the value of our Common Shares will not adversely affect any previous determination by the Board of Trustees that the share ownership guidelines had been met by the trustee.

The Board of Trustees and Its Committees

The Company is managed under the direction of our seven-member Board of Trustees. Members of our Board are kept informed of our business through discussions with our Named Executive Officers, by reviewing materials provided to them, by visiting our properties and by participating in meetings of the Board and its committees. Six of the trustees are independent of the Company’s management. The Board of Trustees held five meetings during 2007, and each trustee attended at least 75% of the Board meetings and each trustee’s respective committee meetings. LaSalle Hotel Properties has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The Board of Trustees does not have a policy with respect to trustees’ attendance at Annual Meetings of Shareholders, and, because of the routine nature of the meeting and historical low levels of shareholder participation at Annual Meetings of Shareholders, members of the Board of Trustees did not attend the last Annual Meeting of Shareholders.

Independence of Trustees

At least a majority of the Company’s trustees and each member of the current committees of the Board of Trustees must meet the test of “independence” as defined by the NYSE. The NYSE standards provide that to qualify as an “independent” trustee, in addition to satisfying certain NYSE “bright-line” criteria relating to trustee independence, the Board of Trustees must affirmatively determine that a trustee has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board of Trustees considered the transaction described below under “Certain Relationships and Related Transactions” and the relationships that certain trustees have with Jones Lang LaSalle and its affiliates (such as funds managed by Jones Lang LaSalle). The Board of Trustees has determined that each of Ms. Kuhn and Messrs. Hartley-Leonard, McCalmont, Perkins, Scott and Washburn satisfies the NYSE “bright-line” criteria and that none has any relationship with the Company either directly or indirectly that would affect such person’s independence. Therefore, the Board of Trustees believes that each of these trustees is independent under the NYSE rules.

We have three committees of the Board of Trustees that are described below and the members of the committees are identified in the following table.

Trustee	Audit Committee	Compensation Committee	Nominating and Governance Committee
Darryl Hartley-Leonard	X		X
Kelly L. Kuhn		X	X
William S. McCalmont	X	X	X
Donald S. Perkins	Chair	X	X
Stuart L. Scott			Chair
Donald A. Washburn	X	Chair	X

Total Meetings Held	5	6	1

Audit Committee

The Audit Committee makes recommendations concerning the engagement of independent public accountants; reviews with the independent public accountants the plans and results of the audit engagement; approves professional services provided by the independent public accountants; reviews the independence of the independent public accountants; and considers the range of audit and non-audit fees and reviews the adequacy of the Company’s internal accounting controls. The Board of Trustees has affirmatively determined that each Audit Committee member is independent as defined in Sections 303A.02 and 303A.07 of the listing standards of the NYSE and under the SEC rules for audit committees. Additionally, the Audit Committee is responsible for monitoring the Company’s procedures for compliance with the rules for taxation as a real estate investment trust under Sections 856-860 of the Internal Revenue Code of 1986 (the “Code”). The Audit Committee has adopted a written audit committee charter which outlines certain specified responsibilities of the Audit Committee and complies with the rules of the SEC and the NYSE. The Board of Trustees approved an amendment to the Audit Committee Charter clarifying that the Audit Committee is expected to review the Company’s proposed responses to any comments of the SEC staff to the Company’s periodic or current reports filed pursuant to the Securities Act of 1934.

Compensation Committee

The Compensation Committee exercises all powers delegated to the Committee by the Board of Trustees in connection with compensation matters, including incentive compensation and benefit plans. The Compensation Committee has authority to grant awards under the Company’s 1998 Share Option and Incentive Plan, as amended (the “1998 Share Option and Incentive Plan”). Additionally, the Compensation Committee is responsible for reviewing any transactions that involve potential conflicts of interest. This includes any potential conflicts involving executive officers, trustees and their immediate family members. Our corporate governance guidelines provide in writing that each member of our Board of Trustees will disclose any potential conflicts of interest to the Board and, if appropriate, refrain from voting on a matter in which the trustee may have a conflict. Our code of business conduct and ethics expressly prohibits the continuation of any conflict of interest by an employee, officer or trustee except under guidelines approved by the Board of Trustees. Because the facts and circumstances regarding potential conflicts are difficult to predict, the Board of Trustees has not adopted a written policy for evaluating conflicts of interests. In the event a conflict of interest arises, the Board of Trustees will review, among other things, the facts and circumstances of the conflict, the Company’s applicable corporate governance policies, the effects of any potential waivers of those policies, applicable state law, and NYSE continued listing rules and regulations, and will consider the advice of counsel, before making any decisions regarding the conflict.

The Board of Trustees has affirmatively determined that each member of this committee is independent under the NYSE listing standards. Because of the transaction described under “Certain Relationships and Related Transactions,” Ms. Kuhn abstains or recuses herself from Committee action approving equity awards to Named Executive Officers and trustees so that the awards are deemed approved by a committee consisting solely of “non-employee” trustees, as that term is defined by Rule 16b-3(b)(3)(i) promulgated pursuant to the Securities Exchange Act of 1934, as amended.

Nominating and Governance Committee

The Nominating and Governance Committee assists the Board of Trustees by identifying individuals qualified to become Board members; recommends to the Board of Trustees the trustee nominees for the next Annual Meeting of Shareholders; recommends to the Board of Trustees the corporate governance guidelines applicable to the Company; leads the Board of Trustees in its annual review of the performance of the Board, all committees and each individual trustee; and recommends to the Board of Trustees the trustee nominees for each committee. The Board of Trustees has affirmatively determined that each member of this committee is independent under the NYSE listing standards.

Policy on Majority Voting

Effective February 15, 2007, we adopted additional bylaw provisions concerning majority voting. Pursuant to the bylaw provisions, in an uncontested election of trustees, any nominee who receives a greater number of votes withheld from his or her election than votes for his or her election will, within two weeks following certification of the shareholder vote by the Company, submit a written resignation offer to the Board of Trustees for consideration by our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee will consider the resignation offer and, within 60 days following certification by the Company of the shareholder vote at the election, will make a recommendation to the Board of Trustees concerning the acceptance or rejection of the resignation offer.

In determining its recommendation to the Board of Trustees, the Nominating and Corporate Governance Committee will consider all factors its members deem relevant, which may include:

•	the stated reason or reasons why shareholders who cast withhold votes for the trustee did so;

•

the qualifications of the trustee (including, for example, whether the trustee serves on the Audit Committee of the Board as an “audit committee financial expert” and whether there are one or more other trustees qualified, eligible and available to serve on the Audit Committee in such capacity); and

•	whether the trustee’s resignation from the Board of Trustees would be in the Company’s best interests and the best interests of our shareholders.

The Nominating and Corporate Governance Committee also will consider a range of possible alternatives concerning the director’s resignation offer as the members of the Nominating and Corporate Governance Committee deem appropriate, which may include:

•	acceptance of the resignation offer;

•	rejection of the resignation offer; or

•	rejection of the resignation offer coupled with a commitment to seek to address the underlying cause or causes of the majority-withheld vote.

Under the bylaw provisions, the Board of Trustees will take formal action on the recommendation no later than 90 days following certification of the shareholder vote by the Company. In considering the recommendation, the Board of Trustees will consider the information, factors and alternatives considered by the Nominating and Corporate Governance Committee and any additional information, factors and alternatives as the Board of Trustees deems relevant. Any trustee tendering a resignation offer will not participate in the Committee’s or Board’s consideration of whether to accept such resignation offer. We will publicly disclose, in a Form 8-K filed with the SEC, the decision of the Board of Trustees. The Board of Trustees will also provide an explanation of the process by which the decision was made and, if applicable, its reason or reasons for rejecting the tendered resignation.

Nomination of Trustees

The Board of Trustees is divided into three classes with each class standing for election every three years. Before each Annual Meeting of Shareholders, the Nominating and Governance Committee considers the nomination of trustees in the class whose term expires at the next Annual Meeting of Shareholders and also considers new candidates whenever there is a vacancy on the Board or whenever a vacancy is anticipated due to a change in the size or composition of the Board, a retirement of a trustee or for any other reasons. In addition to considering incumbent trustees, the Nominating and Governance Committee identifies trustee candidates based on recommendations from the trustees and executive officers. The committee also has previously engaged, and may in the future engage, the services of third-party search firms to assist in identifying or evaluating trustee candidates. No such firm was engaged in 2007.

The Nominating and Governance Committee evaluates annually the effectiveness of the Board as a whole and of each individual trustee and identifies any areas in which the Board would be better served by adding new members with different skills, backgrounds or areas of experience. The Board of Trustees considers trustee candidates based on a number of factors including: whether the Board member will be “independent,” as such term is defined by the NYSE listing standards; whether the candidate possesses the highest personal and professional ethics, integrity and values; and whether the candidate has an inquisitive and objective perspective, practical wisdom and mature judgment. Candidates are also evaluated on their understanding of the Company’s business and willingness to devote adequate time to carrying out their duties. The Nominating and Governance Committee also monitors the mix of skills, experience and background to assure that the Board has the necessary composition to effectively perform its oversight function.

The Nominating and Governance Committee will consider appropriate nominees for trustees whose names are submitted in writing by a shareholder of the Company. Trustee candidates submitted by our shareholders will be evaluated by the Nominating and Governance Committee on the same basis as any other trustee candidates.

Nominations must be addressed to LaSalle Hotel Properties, 3 Bethesda Metro Center, Suite 1200, Bethesda, Maryland 20814, Attn: Hans S. Weger, Corporate Secretary, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as trustee, if elected. In order to be considered for the next annual election of trustees, any such written request must comply with the requirements set forth in the Bylaws of the Company and below under “Other Matters—Shareholder Proposals.”

Non-Management Trustee Executive Sessions

As required by the rules of the NYSE, the non-management trustees of the Company’s board regularly meet in scheduled executive sessions, without management present. These executive sessions generally follow after each meeting of the Board, each meeting of the Audit Committee and each meeting of the Compensation Committee. In 2007, the non-management trustees of the Board, the non-management members of the Audit

Committee and the non-management members of the Compensation Committee each met in executive session without management present at least four times. Pursuant to a resolution of the Board of Trustees, the sitting Chairman of the Nominating and Governance Committee of the Board of Trustees presides over each executive session of the Board of Trustees. The current Chairman of the committee is Stuart L. Scott. Executive sessions of the Audit Committee and of the Compensation Committee are presided over by the respective Chairman of the committee.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Kelly L. Kuhn, William S. McCalmont, Donald S. Perkins and Donald A. Washburn (Chairman). None of them has served as an officer of the Company or any of its subsidiaries. Except as described under “Certain Relationships and Related Transactions,” no member of the Compensation Committee has any other business relationship or affiliation with the Company or any of its subsidiaries (other than his or her service as a trustee).

Committee Charters, Governance Guidelines and Code of Business Conduct and Ethics

Each committee of the Board of Trustees has a written charter approved by the respective committee and the Board of Trustees. The Company also has adopted a code of business conduct and ethics that applies to all Company employees and each member of the Company’s Board of Trustees. A copy of each charter, our code of business conduct and ethics and our corporate governance guidelines can be found under the “Investor Relations” section of our website at www.lasallehotels.com. Copies of these documents are also available in print to any shareholder who requests them. Requests should be sent in writing to LaSalle Hotel Properties, 3 Bethesda Metro Center, Suite 1200, Bethesda, Maryland 20814, Attn: Hans S. Weger, Corporate Secretary.

Communication with the Board of Trustees, Presiding Trustee of the Non-Management Trustees and the Audit Committee

LaSalle Hotel Properties’ Board of Trustees may be contacted by any party via mail at the address listed below.

Board of Trustees

LaSalle Hotel Properties

3 Bethesda Metro Center, Suite 1200

Bethesda, Maryland 20814

As discussed above, the presiding trustee of non-management executive sessions of the trustees is the sitting Chairman of the Nominating and Governance Committee of the Board of Trustees. The current Chairman of the committee is Stuart L. Scott. Mr. Scott can be contacted by any party via mail at the address listed below.

Presiding Trustee

Board of Trustees

LaSalle Hotel Properties

3 Bethesda Metro Center, Suite 1200

Bethesda, Maryland 20814

The Audit Committee has adopted a process for anyone to send communications to the Audit Committee with concerns or complaints concerning the Company’s regulatory compliance, accounting, audit or internal controls issues. The Audit Committee can be contacted by any party via mail at the address listed below.

Chairman

Audit Committee

LaSalle Hotel Properties

3 Bethesda Metro Center, Suite 1200

Bethesda, Maryland 20814

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Trustees of the Company has selected the accounting firm of KPMG LLP to serve as independent registered public accountants of the Company for the year ending December 31, 2008, subject to ratification of this appointment by the shareholders of the Company. KPMG LLP has served as the Company’s independent registered public accountants since the Company’s formation in January 1998 and is considered by management of the Company to be well qualified.

Fee Disclosure

The following is a summary of the fees billed to the Company by KPMG LLP for professional services rendered for the years ended December 31, 2007 and December 31, 2006:

	Year Ended December 31, 2007	Year Ended December 31, 2006
Audit Fees	$1,038,145	$994,980
Audit-Related Fees	—	166,663
Tax Fees	199,839	301,207
All Other Fees	—	—

Total	$1,237,984	$1,462,850

Audit Fees

Consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements (including property-level audits and an audit of LaSalle Hotel Lessee, Inc., the Company’s taxable real estate investment trust subsidiary), review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. Audit fees also include fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting, with respect to 2006 and (ii) the effectiveness of internal control over financial reporting.

Audit-Related Fees

Consist of fees billed for professional services in connection with acquisitions and dispositions, comfort letters and SEC registration statements.

Tax Fees

Consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and acquisitions and dispositions tax planning.

All Other Fees

Consist of fees for products and services other than services described under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.” KPMG LLP did not perform any services for the Company during years ending December 31, 2007 and 2006 other than services described under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees.”

Pre-Approval Policy

The Audit Committee or its Chairman pre-approves all services rendered by the Company’s independent registered public accountants. All of the fees paid to KPMG LLP that are described above were approved by the Audit Committee or its Chairman.

A representative of KPMG LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

The Audit Committee has considered whether (and has determined that) the provision by KPMG LLP of the services described under “Audit-Related Fees,” “Tax Fees” and “Other Fees” is compatible with maintaining KPMG LLP’s independence from management and the Company.

The Board of Trustees recommends a vote FOR the ratification of the appointment of the independent registered public accountants.

AUDIT COMMITTEE REPORT

The following is a report by the Company’s Audit Committee regarding the responsibilities and functions of the Audit Committee.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Trustees, in accordance with the Audit Committee Charter. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with management the Company’s year end earnings release and script for year end earnings teleconferences.

The Audit Committee reviewed with the independent registered public accountants, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent registered public accountants the auditors’ independence, the matters required to be discussed by Statement on Auditing Standards No. 61 and discussed and received the written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1.

The Audit Committee discussed with the Company’s independent registered public accountants the overall scope and plans for their audit. The Audit Committee meets at least five times per year with the independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee holds meetings with management prior to the filing of each of the Company’s Quarterly Reports on Form 10-Q with the SEC and the release to the public of its quarterly earnings, and reviews and discusses with management the Company’s Quarterly Reports on Form 10-Q and its quarterly earnings releases and scripts for quarterly earnings teleconferences.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for its year ended December 31, 2007 for filing with the SEC.

The Audit Committee is also responsible for monitoring the Company’s procedures for compliance with the rules for taxation as a real estate investment trust (“REIT”) under Sections 856-860 of the Code.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that KPMG LLP is in fact “independent.”

The Audit Committee has adopted a written Audit Committee Charter that outlines certain specified responsibilities of the Audit Committee and complies with the rules of the SEC and the NYSE. The Audit Committee held five meetings during 2007.

Each of the Audit Committee members is independent as defined by the NYSE listing standards and each member is financially literate. The Board of Trustees has identified Donald S. Perkins and William S. McCalmont as the Audit Committee’s “financial experts” within the meaning of the SEC rules.

Submitted by the Audit Committee

of the Board of Trustees

Donald S. Perkins (Chairman)

William S. McCalmont

Donald A. Washburn

Darryl Hartley-Leonard

COMPENSATION COMMITTEE REPORT

The following is a report by the Company’s Compensation Committee regarding the Company’s executive officer compensation program.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement (“CD&A”) with management of the Company. Based on the Compensation Committee’s review of the CD&A and the Committee’s discussions of the CD&A with management, the Compensation Committee recommended to the Board of Trustees (and the Board has approved) that the CD&A be included in the Company’s Proxy Statement on Schedule 14A prepared in connection with the Annual Meeting.

Submitted by the Compensation Committee

of the Board of Trustees

Donald A. Washburn (Chairman)

Kelly L. Kuhn

William S. McCalmont

Donald S. Perkins

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

Principles and Objectives of Executive Officer Compensation Program

The Company’s primary objectives are to provide a reliable stream of income to its shareholders through increases in distributable cash flow and to increase long-term total returns to shareholders through appreciation in the value of its Common Shares. To do so, the Company seeks to enhance the return from, and the value of, the hotels in which it owns interests and any additional hotels the Company may acquire or develop, and invest in or acquire additional hotel properties on favorable terms.

In December 2006, the Compensation Committee established a revised compensation program for Messrs. Bortz, Barnello and Weger (the “Named Executive Officers”) effective for fiscal years 2007 and later. Prior to establishing the revised plan, the Compensation Committee retained Towers Perrin, an independent human resources and compensation consulting firm, and instructed Towers Perrin to report to the Compensation Committee on market data on executive pay levels and incentive program designs, to recommend compensation levels for the Named Executive Officers and to recommend modifications to the Company’s existing annual and long-term incentive plan designs.

The following table summarizes the primary components and rationale of our compensation philosophy and the pay elements that support that philosophy.

Philosophy Component	Rationale/ Commentary	Pay Element

Compensation should reinforce business objectives and Company values	The Company strives to provide a rewarding and professionally challenging work environment for its executive officers. The Company believes that executive officers who are motivated and challenged by their duties are more likely to achieve the individual and corporate performance goals designed by the Compensation Committee. The Company’s executive compensation package should reflect this work environment and performance expectations.	All elements (salary, annual cash incentive bonuses, equity-linked incentive compensation, health and welfare benefits)

Our key executive officers should be retained	The primary purpose of the Company’s executive compensation program has been and is to achieve the Company’s business objectives by attracting, retaining and motivating talented executive officers by providing incentives and economic security.	Equity-linked incentive compensation (time-based restricted shares and performance-based restricted shares), equity incentive plan bonuses, severance agreements and vesting of equity awards upon a change in control of the Company

Compensation should align interests of executive officers with shareholders	The Company’s executive compensation is designed to reward favorable total shareholder returns, both in an absolute amount and relative to peers of the Company, taking into consideration the Company’s competitive position within the real estate industry and each executive’s long-term career contributions to the Company.	Equity-linked incentive compensation

A majority of compensation for top executive officers should be based on performance	Performance-based pay aligns the interest of management with the Company’s shareholders. Performance-based compensation motivates and rewards individual efforts and Company success. Approximately 75% of the executive officer’s targeted compensation is linked to individual or company performance. The performance-based percentage of targeted compensation increases as performance improves and decreases as performance declines. If the Company has poor relative performance and/or poor total shareholder return, the executive officers will receive reduced incentive compensation and reduced total compensation. The executive officers have an opportunity, in the event of superior relative performance and superior total shareholder return, to earn overall compensation packages greater than the compensation that would otherwise be paid.	Merit salary increases, annual cash incentive bonuses and equity-linked incentive compensation

Compensation should be competitive	The Compensation Committee retained Towers Perrin in 2006 to report to the Committee on market data regarding executive officer pay levels and incentive programs. Towers Perrin used a combination of proxy data and market surveys to assess the competitiveness of the Company’s compensation packages awarded to the Company’s executive officers.	All elements

Role of the Compensation Committee

The Compensation Committee determines compensation for the Named Executive Officers. The Compensation Committee consists of four trustees, Kelly L. Kuhn, William S. McCalmont, Donald S. Perkins and Donald A. Washburn (Chairman). The Compensation Committee exercises independent discretion in respect of executive compensation matters. However, as part of the executive compensation determination process, the Committee seeks input from the trustees not on the Compensation Committee and the Chief Executive Officer whose recommendations are evaluated along with all other compensation data gathered by the Committee, including the Towers Perrin study described below. Moreover, the Named Executive Officers are requested each year to prepare a list of management business objectives (“MBOs”) for the upcoming year. MBOs are used to determine 25% of each Named Executive Officer’s annual target cash incentive bonus (discussed below). MBOs vary from year to year and may consist of matters such as achievement of specified financial performance at individual hotels; achievement of particular business items, such as renovations or repositioning of hotels; development of compliance programs; and development of strategic plans. The MBOs focus, in part, on enhancing the return from, and value of, the Company’s hotels. Each year’s proposed MBOs are discussed with the Committee, whose members may require modifications. The final MBOs are approved by the Board of Trustees. On a quarterly basis, the Named Executive Officers provide the Compensation Committee with status reports on their success in achieving the MBOs.

During 2006, the Compensation Committee met several times with Towers Perrin to discuss its compensation study, its research and its recommendations for compensation in 2007. Among other matters, Towers Perrin compared the Company’s compensation of the Named Executive Officers to that of three groups: (i) a sample of 25 public REITs, spanning industry subsectors and asset classes but which were comparable to the Company in total enterprise value (which is the Company’s total equity plus total debt); (ii) a group of eight public lodging REITs; and (iii) a group of five public lodging REITs deemed most comparable to the Company.

Compensation for fiscal year 2007 for each of our Named Executive Officers was determined by the Compensation Committee based on a review of incentive compensation and total compensation paid by the Company to each Named Executive Officer in prior years, publicly-disclosed compensation packages of executives of other public lodging and other REITs and the Company’s performance both nominally and as compared to other public lodging REITs. The Towers Perrin reports focused on industry comparisons, based on the sample groups described above, of total compensation and its components, base salary and incentive compensation, which consisted of cash bonuses and equity awards. The Committee also considered other matters, including total compensation payable under different scenarios such as change in control of the Company or termination of the Named Executive Officers’ employment. With respect to incentive compensation, the Committee considered the number of share option awards that remained vested but unexercised, the number of shares of time-based restricted stock that were vested, the number of shares of performance-based restricted stock that were unearned and the number of shares of time-based restricted shares that were outstanding but unvested.

Implementation of New Executive Officer Compensation Program in 2007

As noted above, in December 2006, the Compensation Committee established a revised compensation program for the Named Executive Officers effective for fiscal years 2007 and later. The Committee sought to make a greater portion (as compared to its historical practices) of each Named Executive Officer’s overall compensation (i) payable over a longer period than one year, (ii) depend more strongly on the Company’s performance relative to other REITs, (iii) depend more strongly on total compensation paid by REITs similar to the Company, either by size or by industry (in this case, the REIT lodging industry), and (iv) depend more strongly on the Company’s total shareholder return. The Committee intentionally subjected a greater portion of the Named Executive Officers’ total compensation to the risk of the Company’s relative performance and its total shareholder return. If the Company has poor relative performance and/or poor total shareholder return, the Named Executive Officers will receive reduced incentive compensation and reduced total compensation. In return, the Named Executive Officers have an opportunity, in the event of superior relative performance and superior total shareholder return, to earn overall compensation packages greater than the compensation historically paid. The Compensation Committee imposed nominal limits on certain aspects of the incentive compensation to help control unexpected levels of overall compensation to the Named Executive Officers as a result of extraordinary Company performance and total shareholder return and to maintain aggregate compensation at a level that is reasonable in the Company’s overall size and cost structure. The Committee retains the discretion to exceed the limits.

The Company pays annual base salary at an approximately median level compared to its peers. The Company pays annual cash incentive bonuses — the amount of which depends on management’s achievement of the applicable MBOs and the Company’s “Comparable FFO” per share (as defined below) performance relative to specific competitors and the Company’s performance in absolute terms—to encourage the Named Executive Officers to pursue strategies that, to an appropriate degree, will benefit the Company in the near and long term. The Company pays time-based and performance-based long-term equity incentive compensation to encourage the Named Executive Officers to pursue strategies that will create value for our shareholders over the long term and to promote continuity of management by retaining the Named Executive Officers.

Effective for fiscal years 2007 and later, the Committee seeks to have a minority of overall executive compensation be paid in the form of annual base salary and approximately half in the form of long-term equity incentive awards. For the Chief Executive Officer, approximately 25% of his overall compensation is annual salary, approximately 25% is in the form of the annual cash incentive bonus and approximately 50% is in the form of long-term equity incentive awards, whether those awards are subject to time-based forfeiture provisions only or to both time-based forfeiture provisions and performance criteria. For the Chief Operating Officer and the Chief Financial Officer, the percentages are approximately 25%, 20% and 55%, respectively. The foregoing percentages are based on an assumption that the annual cash incentive bonus paid and the amount of the performance-based long-term equity incentive awards issued are equal to the targeted amounts. In the event of under- or over-performance, the percentages could vary materially.

The Committee believes that the revised program should motivate the Named Executive Officers to strive for continued superior results in future years, provide an alignment of interests among the Named Executive Officers and the Company’s shareholders and is competitive with executive officer compensation offered by other REITs, particularly in light of the Company’s relative performance and total shareholder return. A large portion of the Compensation Committee’s work in 2007 focused on the first full year of implementation of the new compensation program and on compensation decisions affecting the 2008 compensation of the Named Executive Officers.

Components and Criteria of Executive Compensation

The Compensation Committee determined that executive compensation for fiscal year 2007 primarily will consist of (i) annual cash base salary, (ii) annual cash incentive bonus, (iii) restricted share awards granted in December 2006 and subject to time-based forfeiture provisions, (iv) a special grant of restricted share awards also made in December 2006 and subject to time-based forfeiture provisions, and (v) performance-based restricted share awards granted in December 2006—the earned amount of which will depend on Company performance over a three-year period, one-third of which once earned vest at the end of the three-year period and two-thirds of which are subject to time-based forfeiture provisions once earned. Pursuant to the time-based forfeiture provisions, the restricted share awards described in (iii) and (iv) vest one-third of the original grant amount on January 1, 2008, 2009 and 2010. The awards described in (v) are determined on January 1, 2010 and vest one-third of the earned amount on January 1, 2010, 2011 and 2012.

The following narrative discusses the components of historical fiscal year 2007 compensation.

Base Salary

For 2007, the base salary of each of our Named Executive Officers was based on the review of the Compensation Committee described above and the following:

•	an assessment of the scope of the Named Executive Officer’s responsibilities and leadership;

•	the Named Executive Officer’s expertise and experience within the industry;

•	the competitive market compensation paid to executive officers in similar positions at public REITs that are the Company’s peers, both by industry segment (lodging) and size (enterprise value);

•	the Company’s overall financial and business performance; and

•	the Named Executive Officer’s contributions to the Company.

The 2007 annual base salaries for the Named Executive Officers are provided in the Summary Compensation Table below. Mr. Bortz’s 2007 annual base salary represented a 7.4% increase over his 2006 annual base salary, and the 2007 annual base salaries paid to Messrs. Barnello and Weger represented a 7.1% increase over each of their 2006 annual base salaries. The Committee believes that it has set the Named Executive Officer annual base salaries at a level that is competitive with pay levels for executive officers in similar positions and with similar responsibilities at companies in the Company’s previously-described peer groups. By making base salaries competitive, the Compensation Committee recognized the Company’s superior performance over the past several years.

Annual Cash Incentive Bonus

The annual cash incentive bonus program is intended to compensate the Company’s Named Executive Officers for achieving our annual financial goals at both the corporate and hotel asset levels, as well as implementing long-term plans and strategies. The annual cash incentive bonus program is based on performance and responsibility level rather than on the basis of seniority, tenure or other entitlement. This performance-based program encourages our officers to continually improve their capabilities to deliver short- and long-term business results. The Committee set the Named Executive Officer target annual cash incentive bonuses so that they are competitive with bonuses paid to executive officers in similar positions and with similar responsibilities at companies in the Company’s previously-described peer groups. The annual cash incentive bonus for a fiscal year is typically paid in the spring of the fiscal year following such fiscal year, when audited financial statements for such fiscal year become available for both the Company and other publicly-traded lodging REITs. For example, the Company expects to pay the Named Executive Officers their 2007 cash incentive bonus in March 2008.

The Committee emphasizes the importance of incentive cash compensation (the annual cash incentive bonus program) as a component of total compensation for the Named Executive Officers. This component of the Company’s compensation program is an investment in high quality, successful employees who can improve the operational performance of the existing portfolio and generate new business opportunities and investments that create value for shareholders.

The annual cash incentive bonus is the product of the Named Executive Officer’s annual target bonus (which is a percentage of his annual base salary) and a formula number. Depending on the achievement of the predetermined targets, the actual annual cash incentive bonus may be less than or greater than (subject to a cap) the target bonus. Based in part on the Towers Perrin study, and recognizing the need to remain competitive, the Compensation Committee increased the maximum annual cash incentive bonus from 150% to 200% of target levels for 2007. As described below, the formula number consists of three components. At the Board’s discretion, it may allocate greater weight to any of the three components than the proportions stated below, and it may pay bonuses exceeding 200% of the target bonus.

The target bonus for the Chief Executive Officer for 2007 is $510,000 (100% of annual base salary). The target bonus for each of the Chief Operating Officer and the Chief Financial Officer is $281,500 (approximately 75% of annual base salary).

The annual cash incentive bonus formula number consists of the following three components: (i) 25% of each target annual cash incentive bonus is based on management’s achievement of the MBOs, as determined in the discretion of the Compensation Committee; (ii) 50% of each target annual cash incentive bonus is based on the Company’s Comparable FFO per share performance relative to a budget scale that the Board of Trustees approved at the January 2007 Board meeting; and (iii) 25% of each target annual cash incentive bonus is based upon the Company’s Comparable FFO per share growth relative to the Comparable FFO per share growth of a pre-selected peer group consisting of six other publicly-traded hotel REITs, which the Committee determined were reasonably comparable to the Company at the beginning of 2007. The following companies comprise the peer group for the 2007 annual cash incentive bonus:

•	Ashford Hospitality Trust, Inc.;

•	DiamondRock Hospitality Company;

•	FelCor Lodging Trust Incorporated;

•	Host Hotels & Resorts, Inc.;

•	Strategic Hotels & Resorts, Inc.; and

•	Sunstone Hotel Investors, Inc.

When the 2007 peer group was initially established by the Committee, Eagle Hospitality Properties Trust, Inc., Equity Inns, Inc., Highland Hospitality Corporation and Innkeepers USA Trust were included. However, those four companies were acquired in transactions that resulted in the companies no longer being publicly held and financial data about the companies was no longer publicly available. As a result, the Committee later removed those companies from the peer group. The basis of the comparison is the percentage increase in comparable funds from operations per share (“Comparable FFO”), calculated based on each company’s published 2006 and 2007 funds from operations per share, after adjustment for any expenses related to terminating leases and impairment charges. The Compensation Committee in its discretion may further adjust Comparable FFO or the Company’s Comparable FFO for one-time expenses incurred by companies in the peer group or the Company.

Long-Term Equity Incentive Awards

Overview. The 1998 Share Option and Incentive Plan allows for long-term incentives to Named Executive Officers and key employees of, and consultants and other service providers to, the Company, its subsidiaries and advisors through grants of option rights, appreciation rights and restricted share awards. Awards granted to Named Executive Officers and other employees under the incentive plan are designed to provide those grantees with an incentive to promote the long-term success of the Company in line with the shareholders’ interests. The awards align the Named Executive Officers’ interest with the interests of shareholders by providing the Named Executive Officers with an ownership interest in the Company and a stake in the Company’s success. The 1998 Share Option and Incentive Plan is administered by the Compensation Committee, which has the discretion to determine those individuals or entities to whom awards will be granted, the number of shares subject to such rights and awards and other terms and conditions of the option rights, appreciation rights and restricted share awards. Each such award may have a vesting period that is tied to each Named Executive Officer’s or employee’s continued service to the Company or a specifically identified set of performance measures. Long-term equity incentive awards with respect to a fiscal year may be issued near the beginning of such fiscal year or toward the end of the fiscal year before such fiscal year. For example, in December 2007, the Company issued long-term equity incentive awards to the Named Executive Officers with respect to fiscal year 2008. The Compensation Committee anticipates issuing long-term equity incentive awards near the end of 2008 or in early 2009 with respect to fiscal year 2009.

December 2006 Awards. The Compensation Committee made long-term equity incentive awards to the Named Executive Officers in December 2006. The December 2006 awards were intended as compensation for fiscal year 2007 and consisted of (i) immediate awards of restricted shares subject to time-based vesting only and (ii) agreements to award restricted shares where the award amount is not determined until the end of a three-year measuring period. The Committee refers to the group of awards described in (ii) as performance-based restricted share awards. In the case of the performance-based restricted share awards, once the award is determined and made at the end of the three-year measuring period, two-thirds of the awarded shares remain subject to time-based vesting.

The December 2006 long-term equity incentive awards described in subsection (i) of the paragraph immediately above included two tranches of time-based restricted shares for each of the Named Executive Officers. Mr. Bortz received tranches of 32,895 and 11,580 shares, and Messrs. Barnello and Weger each received tranches of 16,447 and 8,334 shares. The larger of each of these tranches was a special grant of restricted shares. As noted above, the new compensation program weights performance-based incentive compensation more heavily for the Named Executive Officers. The Compensation Committee created the performance-based restricted share awards described in subsection (ii) of the paragraph immediately above in satisfaction of that component. The performance-based restricted share awards will take three years to be determined and earned plus an additional two years from that time to fully vest, if earned. The Compensation Committee determined an additional long-term equity incentive component was needed (i) to provide competitive retention incentives during the transition from the pre-2007 compensation plan to the current one and (ii) to reward the Named Executive Officers for the superior total return on the Company’s Common Shares, assuming reinvestment of dividends into additional Common Shares, over a five-year period ended December 31, 2006. As a result, the Compensation Committee awarded the larger, special tranche of time-based restricted shares. The second, smaller tranche is part of the Company’s ongoing annual long-term equity incentive compensation program.

Performance-based restricted share awards are new to the Company’s executive compensation program. After revising the program during 2006, the Compensation Committee awarded performance-based restricted share awards to the Named Executive Officers as part of fiscal year 2007 compensation. The Committee expects performance–based share awards will be part of the Company’s annual long-term equity incentive compensation program in future fiscal years.

The Compensation Committee approved the performance-based restricted share awards for the Named Executive Officers as an additional long-term incentive designed to further align the Named Executive Officers’ interests with that of the shareholders. To provide an additional retention incentive to the Named Executive Officers, the Compensation Committee required that the majority of any Common Shares earned as part of a performance-based restricted share award be further subject to time-based vesting for a period of time following earning the shares.

Pursuant to the December 2006 performance-based restricted share awards, the Named Executive Officers are eligible to receive the following target amounts of shares: Mr. Bortz – 12,894 shares; Mr. Barnello – 9,298 shares and Mr. Weger – 9,298 shares. The actual number of shares received by the Named Executive Officers will depend on the Company’s performance over the three-year measuring period. Based on the performance criteria described below, the Named Executive Officers may actually receive as few as zero shares or as many as twice the target number of shares. The details of the awards are as follows:

•

The actual amount of the award will be determined on January 1, 2010 and will depend on the “total return” (as defined below) of the Company’s Common Shares over a three-year period beginning with the closing price of the Company’s Common Shares on December 31, 2006, and ending with the closing price of the Company’s Common Shares on December 31, 2009.

•

40% of the award will be based on the Company’s total return compared to the total return of all companies in the NAREIT Equity Index. As of December 31, 2007, the NAREIT Equity Index included 115 companies. See “Table 1” below for a tabular presentation of how the Company’s total return relates to the earning of this first portion of the performance-based restricted share awards.

•

Another 40% of the award will be based on the Company’s total return compared to the total return of six other lodging REITs in a designated peer group of the Company that are included in the NAREIT Equity Index. The Company’s peer group for this performance measure is the same peer group described above that the Compensation Committee will use for determining the peer performance component of the annual cash incentive bonus for 2007. Also see “Table 1” below for a tabular presentation of how the Company’s total return relates to the earning of this second portion of the performance-based restricted share awards.

•

The final 20% of the award will be based on the amount of the Company’s total return compared to a Board-established total return goal. See “Table 2” below for a tabular presentation of how the Company’s total return relates to the earning of this third portion of the performance-based restricted share awards.

•

“Total return” is as calculated by the NAREIT Equity Index and is the increase in the market price of a company’s common shares plus dividends declared thereon and assuming such dividends are reinvested into such company’s common shares. The Board of Trustees elected to use this third-party rate of return calculation because it is a performance measurement frequently used in the REIT industry and provides a means of objectively comparing the Company’s performance to other REITs and to particular REITs in the index that are the most appropriate benchmarks for the Company. In the event that the NAREIT Equity Index is discontinued or materially modified, the Board of Trustees, in its discretion, may revise the award terms.

•

After the actual amount of the award is determined (or earned) on January 1, 2010, the earned shares will be issued and outstanding but a portion will be subject to further vesting. One-third of the earned amount will vest immediately on January 1, 2010, and the remaining two-thirds will vest in equal amounts on January 1, 2011 and January 1, 2012.

•

Dividends will be deemed to have accrued on all of the earned shares, including those shares subject to further vesting, from December 31, 2006, until the determination date, January 1, 2010. Such accrued dividends will be paid to the awardee on or about January 1, 2010. Thereafter, the awardee is entitled to receive dividends as declared and paid on the earned shares and to vote the shares, including those shares subject to further vesting.

The first table below provides additional detail on the performance thresholds for the first two of the three performance criteria and the corresponding percentage earned for such criteria. The second table below provides additional detail on the performance thresholds for the third of the three performance criteria and the corresponding percentage earned for such criterion. For example, the Company’s total return compared to the NAREIT Equity Index and compared to its peers must be at least equal to the 40th percentile for the Named Executive Officers to earn any of their target shares in the first two performance categories. In addition, the Committee established a threshold total return over a three-year period of 22.5%, which is based on a 7% compounded annual total return, for the Named Executive Officers to earn any of their target shares in the third performance category.

Actual performance will be calculated to an exact percent (rounded to the nearest 1/100th), so the payment for each criterion is on a continuum between the threshold amount and target amount or between the target amount and maximum amount, as applicable.

Table 1: Total Return vs. NAREIT Equity Index Companies and Total Return vs. Peer Group

Percentile of Performance
		Threshold	Target	Maximum
	Less than 40th percentile	40th percentile	60th percentile	Greater Than or Equal to 80th percentile
NAREIT Index	0% earned	50% earned	100% earned	200% earned
Peer Group	0% earned	50% earned	100% earned	200% earned

Table 2: Total Return vs. Committee-Established Goals

Total Three-Year Return Performance
		Threshold	Target	Maximum
	Less Than 22.5%	22.5%(1)	29.5%(2)	Greater Than or Equal to 36.8%(3)
Company total return	0% earned	50% earned	100% earned	200% earned

(1)	Based on a 7% compounded annual total return.

(2)	Based on a 9% compounded annual total return.

(3)	Based on an 11% compounded annual total return.

The Committee elected to include a provision in the performance-based restricted share award agreement that accelerated the measuring period in the event of a change in control of the Company. As a condition to the acceleration of the earning period, each Named Executive Officer agreed to a 12-month limited non-compete with the Company that restricts the Named Executive Officer from participating in any business operation primarily engaged in owning (as compared to, for example, franchising or managing) luxury or upscale hotels in urban, resort or convention markets in the United States. In the event that a Named Executive Officer breaches the limited non-competition provisions, the Named Executive Officer must pay to the Company an amount equal to the market value of that portion of the performance-based restricted share award that received accelerated earning as a result of the change in control. The 12-month period commences at the time of the change in control, and market value is the market value at the time of the change in control.

The compensation tables below under “Executive Officer Compensation Tables” do not reflect the December 2006 awards because, despite being intended as part of fiscal year 2007 compensation, the awards were made in 2006.

December 2007 Awards. The Compensation Committee made long-term equity incentive awards to the Named Executive Officers in December 2007. The December 2007 awards were intended as compensation for fiscal year 2008 and, similar to the December 2006 awards, consisted of (i) immediate awards of restricted shares subject to time-based vesting only and (ii) performance-based restricted share awards. In the case of the performance-based restricted share awards, once the award is determined and made at the end of the three-year measuring period, one-third of the earned shares vest and two-thirds of the earned shares remain subject to time-based forfeiture provisions.

The December 2007 long-term equity incentive awards described in subsection (i) of the paragraph immediately above included only one tranche of time-based restricted shares for each of the Named Executive Officers. Because the Compensation Committee’s revised 2007 compensation program had been fully implemented by the time of the December 2007 awards, no special award of time-based restricted shares were granted. Mr. Bortz received 16,686 shares, and Messrs. Barnello and Weger each received 12,009 shares.

The Compensation Committee also approved the performance-based restricted share awards for the Named Executive Officers as an additional long-term incentive designed to further align the Named Executive Officers’ interests with that of the shareholders. The terms and conditions of the performance-based restricted share awards are the same as described above for the performance-based restricted share awards granted in December 2006. Pursuant to the December 2007 performance-based restricted share awards, the Named Executive Officers are eligible to receive the following target amounts of shares: Mr. Bortz – 18,580 shares; Mr. Barnello – 13,398 shares and Mr. Weger – 13,398 shares. The actual number of shares received by the Named Executive Officers will depend on the Company’s performance over the three-year measuring period.

The Compensation Committee evaluated the number of time-based restricted shares and performance-based restricted shares to be awarded to each Named Executive Officer in 2007 based on the dollar value of the time-based and performance-based restricted shares awarded to each Named Executive Officer in 2006 (excluding the additional special tranche of time-based restricted shares awarded in 2006). The Committee then determined that the value of such awards should be increased by approximately 4.5% in 2007 to maintain a competitive compensation package for each Named Executive Officer while providing an appropriate level of performance-based equity compensation consistent with performance-based pay philosophies of the revised 2007 executive compensation program. The final share numbers for each award were then determined by dividing the total target value of each award by the Company’s closing common share price on December 17, 2007. While the total number of shares awarded increased by significantly more than 4.5% in 2007 as compared to 2006 (excluding the additional special tranche of time-based restricted shares awarded in 2006) because the Company’s share price had fallen during 2007, the actual value of the awards increased by only approximately 4.5%.

The compensation tables below under “Executive Officer Compensation Tables” reflect the December 2007 awards because, despite being intended as part of fiscal year 2008 compensation, the awards were made in 2007.

Stock Options. The Company has not granted any stock option awards to any of the Named Executive Officers since 2001 or any of the trustees since 2002. All stock options previously issued have vested. All vested stock options have been exercised except for 40,000 outstanding stock options held by Mr. Bortz and an aggregate of 37,000 outstanding stock options held by the Company’s trustees.

Other Benefits

In addition, consistent with the philosophy of the Compensation Committee to establish individual- and Company-based performance measures, the Committee will continue to maintain competitive benefits and perquisites for Named Executive Officers; however, the Committee does not view benefits and perquisites for officers as a key component of the Company’s compensation program and their total value remains a small percentage of each Named Executive Officer’s base salary. The Compensation Committee may revise, amend or add to the Named Executive Officer’s benefits and perquisites if it deems it advisable.

Other Factors Considered by the Compensation Committee

Tax Deductibility of Executive Compensation

Section 162(m) of the Code places a limit on the amount of compensation that may be deducted annually by the Company on its tax return with respect to each of its Named Executive Officers. In general, compensation paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company’s shareholders is not subject to this limit. The Company’s 1998 Share Option and Incentive Plan is qualified so that performance-based restricted share awards granted to the Named Executive Officers under the plan are not subject to the compensation deduction limitations described above. Time-based awards are subject to the compensation deduction limitations. Although the Compensation Committee generally seeks to preserve the federal income tax deductibility of compensation paid, to maintain flexibility in compensating the Named Executive Officers in a manner designed to promote our corporate goals, including retaining and providing incentives for the Named Executive Officers, the Compensation Committee has not adopted a policy that all compensation must be deductible. In 2007, the Company paid compensation to each Named Executive Officer that would be subject to the limitations set forth in Section 162(m).

Payments Upon Termination of a Named Executive Officer and Vesting of Equity Awards Upon a Change in Control of the Company

The Company previously entered into an agreement with each of its Named Executive Officers to provide benefits to each in the event his employment is terminated in certain circumstances. The Compensation Committee reviews the terms of the three severance agreements annually. Because each Named Executive Officer’s severance payment is derived from his annual base salary and other annual incentive compensation, the effect on severance payments is one of the factors considered by the Compensation Committee when annually reviewing the Named Executive Officer’s total compensation and severance agreement terms.

The agreement with each Named Executive Officer provides that the Named Executive Officer upon 15 days prior written notice to the Company, may terminate his employment for “good reason.” In addition, each agreement provides that upon the termination of such Named Executive Officer either by the Company without “cause” or by the Named Executive Officer for “good reason” within one year of a change in control of the Company, the Named Executive Officer will be entitled to the severance payments and benefits detailed under “Executive Officer Compensation Tables—Severance Agreements.” As noted at the beginning of this CD&A, one of the Company’s executive compensation philosophies is the retention of key executive officers. The Compensation Committee believes that the terms of the severance agreements described above, including the events triggering severance payments, are competitive with the Company’s peer group and promote stability among its Named Executive Officers which is important to the Company’s overall performance.

In addition, the Committee considers the effect of accelerated vesting of certain equity awards upon a termination of a Named Executive Officer or a change in control of the Company. The Committee reviewed the terms of the restricted share award agreements, including the immediate vesting of time-based restricted shares upon a change in control of the Company or upon a Named Executive Officer’s termination without cause. The Compensation Committee also reviewed the vesting terms of the performance-based restricted share award agreements. The Compensation Committee believes that the terms of the restricted share award agreements are competitive with the Company’s peer group and promote stability among its Named Executive Officers which is important to the Company’s overall performance. For more information on the vesting terms of the Named Executive Officer’s restricted shares, see “Severance Agreements, Equity Award Vesting and Other Termination Policies—Vesting of Long-Term Equity Incentive Awards.”

Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters

In 2006, our Compensation Committee established the share ownership guidelines described in the table below. The Compensation Committee believes that requiring the Named Executive Officers to maintain a meaningful ownership interest in the Company relative to their annual base salaries may encourage the Named Executive Officers to act in a manner that creates value for the Company’s shareholders.

Position	Multiple
Chief Executive Officer	5x Base Salary
Chief Operating Officer	3x Base Salary
Chief Financial Officer	3x Base Salary

Restricted shares that remain subject to time vesting issued pursuant to the 1998 Share Option and Incentive Plan count toward the suggested stock ownership guidelines as does the unrealized value of in-the-money stock options. Unrealized value is measured as the difference between aggregate exercise price and aggregate market value of underlying shares. Performance-based restricted share awards that have not been earned will not count toward the recommended levels. Once a Named Executive Officer meets the share ownership guidelines, periodic market declines in the value of our Common Shares will not adversely affect any previous determination by the Board of Trustees that the share ownership guidelines had been met by the Named Executive Officer. All Named Executive Officers met the share ownership guidelines as of February 18, 2008.

EXECUTIVE OFFICER COMPENSATION TABLES

Summary Compensation Table

The following table sets forth the information required by Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission. The amounts shown represent the compensation paid to our Named Executive Officers for the year shown as consideration for services rendered to us.

With respect to long-term equity incentive awards, the dollar amounts indicated in the table are the compensation expense incurred in the respective fiscal year related to such long-term equity incentive awards, as calculated pursuant to FAS 123R. For example, the amounts shown in the “Share Awards” column indicate the fiscal year 2007 amortization, in accordance with the applicable accounting literature, of all outstanding awards. Such amortization includes amortization of awards made in earlier years and amortization of awards made in 2007. The full grant date fair values of the long-term equity incentive awards made in 2007 are indicated in the last column of the “Grants of Plan-Based Awards” table below.

Name and Principal Position	Year	Salary	Bonus(1)		Share Awards(2)	Non-Equity Incentive Plan Compensation(1)		All Other Compensation(2)		Total
Jon E. Bortz Chairman of the Board, President and Chief Executive Officer	2007 2006	$510,000 475,000	$	TBD 47,500	$1,083,222 516,377	$	TBD 712,500	$307,896 110,636	(3) (4)	TBD $1,862,013
Michael D. Barnello, Chief Operating Officer and Executive Vice President of Acquisitions	2007 2006	375,000 350,000		TBD 25,000	686,047 369,268		TBD 375,000	228,942 95,443	(5) (6)	TBD 1,214,711
Hans S. Weger Chief Financial Officer and Executive Vice President, Treasurer and Secretary	2007 2006	375,000 350,000		TBD 25,000	660,761 352,616		TBD 375,000	213,519 77,737	(7) (8)	TBD 1,180,353

(1)	The combined amount to be shown in each of the Bonus and Non-Equity Incentive Plan Compensation columns equals the amount of the annual cash incentive bonus for each Named Executive Officer. The amount shown in the Bonus column is the discretionary amount of the annual cash incentive bonus awarded to a Named Executive Officer in excess of the formula-based amount of the annual cash incentive bonus. The amounts for 2007 have not been determined by the Compensation Committee at the time of completion of this Proxy Statement. We expect the amounts to be shown in the Bonus and Non-Equity Incentive Plan Compensation columns will be determined by the end of the first quarter of 2008, and we will then disclose such amounts on a Current Report on Form 8-K.

(2)	For more information regarding the Company’s assumptions made in the valuation of time-based restricted shares and performance-based restricted shares, see note 11 to the financial statements included in the Company’s Form 10-K for the period ended December 31, 2007.

(3)

All Other compensation consists of (i) $126,894 and $5,147 in amortization costs, pursuant to FAS 123R, related to performance-based restricted shares granted on December 20, 2006 and December 17, 2007, respectively, (ii) Company-paid life insurance premiums, (iii) Company-paid long-term disability insurance premiums, (iv) employer matching contributions to the Company’s 401(k), (v) employer matching charitable contributions and (vi) $153,894 in dividends earned on unvested restricted shares.

(4)

All Other compensation consists of (i) $4,230 in amortization costs, pursuant to FAS 123R, related to performance-based restricted shares granted on December 20, 2006, (ii) Company-paid life insurance premiums, (iii) Company-paid long-term disability insurance premiums, (iv) employer matching contributions to the Company’s 401(k) and (v) $88,820 in dividends earned on unvested restricted shares.

(5)	All Other compensation consists of (i) $91,503 and $3,711 in amortization costs, pursuant to FAS 123R, related to performance-based restricted shares granted on December 20, 2006 and December 17, 2007, respectively, (ii) Company-paid life insurance premiums, (iii) Company-paid long-term disability insurance premiums, (iv) employer matching contributions to the Company’s 401(k), (v) employer matching charitable contributions, (vi) $99,238 in dividends earned on unvested restricted shares and (vii) fees related to membership in the Young Presidents’ Organization.

(6)	All Other compensation consists of (i) $3,050 in amortization costs, pursuant to FAS 123R, related to performance-based restricted shares granted on December 20, 2006, (ii) Company-paid life insurance premiums, (iii) Company-paid long-term disability insurance premiums, (iv) employer matching contributions to the Company’s 401(k), (v) $65,490 in dividends earned on unvested restricted shares and (vi) fees related to membership in the Young Presidents’ Organization.

(7)	All Other compensation consists of (i) $91,503 and $3,711 in amortization costs, pursuant to FAS 123R, related to performance-based restricted shares granted on December 20, 2006 and December 17, 2007, respectively, (ii) Company-paid life insurance premiums, (iii) Company-paid long-term disability insurance premiums, (iv) employer matching contributions to the Company’s 401(k), (v) employer matching charitable contributions and (vi) $94,584 in dividends earned on unvested restricted shares.

(8)	All Other compensation consists of (i) $3,050 in amortization costs, pursuant to FAS 123R, related to performance-based restricted shares granted on December 20, 2006, (ii) Company-paid life insurance premiums, (iii) Company-paid long-term disability insurance premiums, (iv) employer matching contributions to the Company’s 401(k) and (v) $61,166 in dividends earned on unvested restricted shares.

2007 Grants of Plan-Based Awards

The following table sets forth information with respect to plan-based restricted share awards granted in 2007 to the Named Executive Officers, including grants made in 2007 with respect to fiscal year 2008. The dollar amounts indicated under the “Grant Date Fair Value” is the full fair value of each grant, in accordance with the applicable accounting literature, which, with respect to the value of performance-based restricted share awards, is greater than the amortization costs the Company recognized on its fiscal year 2007 financial statements with respect to such grant.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (in number of shares)(2)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value
Name	Date of Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Jon E. Bortz
Annual Cash Incentive Bonus(3)	TBD	$0	$510,000	$1,020,000	—	—	—	—	—
Time-Based(4)	December 17, 2007	—	—	—	—	—	—	16,686	$551,806
Performance-Based	December 17, 2007	—	—	—	9,290	18,580	37,160	—	631,348

Michael D. Barnello
Annual Cash Incentive Bonus(3)	TBD	0	281,250	562,500	—	—	—	—	—
Time-Based(4)	December 17, 2007	—	—	—	—	—	—	12,009	397,138
Performance-Based	December 17, 2007	—	—	—	6,699	13,398	26,796	—	455,261

Hans S. Weger
Annual Cash Incentive Bonus(3)	TBD	0	281,250	562,500	—	—	—	—	—
Time-Based(4)	December 17, 2007	—	—	—	—	—	—	12,009	397,138
Performance-Based	December 17, 2007	—	—	—	6,699	13,398	26,796	—	455,261

(1)	The amounts to be shown in the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards columns include the majority of the amount of the annual cash incentive bonus for each Named Executive Officer. The Compensation Committee has discretion to pay an additional cash bonus to each Named Executive Officer in addition to the maximum amount of the non-equity incentive plan award. We expect that the Compensation Committee will make that determination by the end of the first quarter of 2008, and we will then disclose such amounts, if any, on a Current Report on Form 8-K.

(2)	The actual amount of the award will be determined on January 1, 2011 and will depend on the “total return” of the Company’s Common Shares over a three-year period beginning with the closing price of the Company’s common stock on December 31, 2007, and ending with the closing price of the Company’s common stock on December 31, 2010. For more information regarding the performance criteria for these awards, see “Executive Officer Compensation—Compensation Discussion and Analysis—Components and Criteria of Executive Compensation—Long-Term Equity Incentive Awards.”

(3)	The actual amount paid to each Named Executive Officer has not been determined by the Compensation Committee at the time of completion of this Proxy Statement. We expect the actual amounts will be determined by the end of the first quarter of 2008, and we will then disclose such amounts on a Current Report on Form 8-K.

(4)	These shares will vest one-third on each of January 1, 2009, January 1, 2010 and January 1, 2011. For additional information, see “Executive Officer Compensation—Compensation Discussion and Analysis—Components and Criteria of Executive Compensation—Long-Term Equity Incentive Awards.”

2007 Stock Options and Stock Vesting

The Company has not granted stock option awards with respect to a fiscal year after 2001. Certain trustees received options in 2002 that related to fiscal year 2001. No other options were granted in 2002 or any subsequent year. The Named Executive Officers did not exercise any options during 2007. The following table sets forth information with respect to the vesting of restricted shares by the Named Executive Officers during 2007:

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Jon E. Bortz	23,135	$1,060,740
Michael D. Barnello	16,556	759,093
Hans S. Weger	16,010	734,059

(1)	The shares vested on January 1, 2007 based on the Company’s Common Share closing price of $45.85 on December 29, 2006.

Outstanding Equity Awards at Fiscal Year-End 2007

The following table sets forth information with respect to outstanding equity awards held by the Named Executive Officers as of December 31, 2007. The aggregate dollar values indicated in the table below for equity incentive plan awards are the market or payout values and not the FAS 123R values or the compensation expense recognized by the Company on its financial statements for fiscal year 2007 with respect to its long-term equity incentive plan awards. Such compensation expenses amounts, or the amortization pursuant to the applicable accounting literature, is provided in the “Summary Compensation Table” and the table under “2007 Grants of Plan-Based Awards” above.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested(1)	Market Value of Shares of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares of Other Rights That Have Not Vested(4)
Jon E. Bortz	40,000	—	$8.55	11/1/2011	95,152	$3,035,349	31,474	$1,004,021
Michael D. Barnello	—	—	—	—	62,488	1,993,367	22,696	724,002
Hans S. Weger	—	—	—	—	60,104	1,917,318	22,696	724,002

(1)	The following table summarizes the time-based restricted share awards for which a portion of the Common Shares remain unvested. The table also provides information about the applicable vesting periods.

		Number of Time-Based Restricted Shares Granted to Named Executive Officers
Grant Date	Closing Market Price	Jon E. Bortz	Michael D. Barnello	Hans S. Weger	Common Shares vest in three equal installments beginning
October 20, 2003	$18.10	26,519	18,287	18,287	January 1, 2006
January 25, 2005	$30.55	16,367	13,093	11,457	January 1, 2007
January 27, 2006	$38.62	14,241	10,875	9,581	January 1, 2008
December 20, 2006	$45.60	32,895	16,447	16,447	January 1, 2008
		11,580	8,334	8,334	January 1, 2008
December 17, 2007	$33.07	16,686	12,009	12,009	January 1, 2009

(2)	Based on the Company’s common stock closing price of $31.90 on December 31, 2007.

(3)	The following table summarizes the performance-based restricted share awards for which a portion of the Common Shares remain unearned and unvested. The table also provides information about the applicable vesting periods, assuming the performance-based restricted shares are earned at the conclusion of the applicable three-year measuring period.

		Number of Performance-Based Restricted Shares Granted to Named Executive Officers
Grant Date	Closing Market Price	Jon E. Bortz	Michael D. Barnello	Hans S. Weger	Common Shares, if earned, vest in three equal installments beginning
December 20, 2006	$45.60	12,894	9,298	9,298	January 1, 2010
December 17, 2007	$33.07	18,580	13,398	13,398	January 1, 2011

(4)	Based on the Company’s common stock closing price of $31.90 on December 31, 2007 and assumes that the Named Executive Officers earn the target amounts of performance-based restricted share awards.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2007 relating to equity compensation plans of the Company pursuant to which grants of options, restricted shares, restricted stock units or other rights to acquire shares may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans(1)
Equity compensation plans approved by security holders(2)	125,127	(3)	$11.83	(4)	853,699
Equity compensation plans not approved by security holders(5)	None		None		None

Total	125,127		$11.83		853,699

(1)	The amounts indicated in this column exclude securities listed in the column titled “Number of securities to be issued upon exercise of outstanding options, warrants and rights.”

(2)	The 1998 Share Option and Incentive Plan.

(3)	Includes 48,127 Deferred Shares and 77,000 stock options.

(4)	The exercise price is the weighted-average exercise price of the outstanding options, warrants and rights described in the column to the left, excluding all Deferred Shares, which have no exercise price.

(5)	The Company does not have any equity compensation plans that have not been approved by its shareholders.

SEVERANCE AGREEMENTS, EQUITY AWARD VESTING AND

OTHER TERMINATION POLICIES

Severance Agreements

The Company previously entered into an agreement with each of its Named Executive Officers to provide benefits to each in the event his employment is terminated in certain circumstances. The Compensation Committee reviews the terms of the three severance agreements annually. As described in more detail below, because each Named Executive Officer’s severance payment is derived from his annual base salary and other annual incentive compensation, the effect on severance payments is one of the factors considered by the Compensation Committee when annually reviewing the Named Executive Officer’s total compensation and severance agreement terms.

Severance Agreement of Mr. Bortz

Mr. Bortz’s agreement became effective on January 1, 2002 for an initial term of three years; provided, however, that each term is automatically extended at the end of such term for a successive one-year term unless, not less than six months prior to the termination of the then existing term, the Board of Trustees provides notice to Mr. Bortz of its intent not to extend the term further. Mr. Bortz may terminate the agreement prior to the expiration of the term as described below.

Termination in Connection with a Change in Control

Upon 15 days prior written notice to the Company, Mr. Bortz may terminate his employment for “good reason.” The agreement provides that upon the termination of Mr. Bortz either by the Company without “cause” or by Mr. Bortz for “good reason” within one year of a change in control of the Company, Mr. Bortz will be entitled to the following severance payments and benefits:

•	annual base salary, annual cash incentive bonus and accrued vacation time earned but not paid to the date of termination;

•

a lump sum cash payment equal to the product of three times the sum of (x) Mr. Bortz’s then current annual base salary, plus (y) the average of the annual cash incentive bonuses paid to Mr. Bortz with respect to the three most recent fiscal years ending before the date of termination; and

•

such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company (including accelerated vesting of equity awards as discussed below under “—Vesting of Long-Term Equity Incentive Awards”).

Termination without Cause

If Mr. Bortz is terminated without “cause” and not in connection with or within one year of a change in control of the Company, Mr. Bortz will be entitled to the following severance payments and benefits:

•	annual base salary, annual cash incentive bonus and accrued vacation time earned but not paid to the date of termination;

•

a lump sum cash payment equal to the sum of (x) Mr. Bortz’s then current annual base salary, plus (y) the average of the annual cash incentive bonuses paid to Mr. Bortz with respect to the three most recent fiscal years ending before the date of termination; and

•

such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company (including accelerated vesting of equity awards as discussed below under “—Vesting of Long-Term Equity Incentive Awards”).

Termination without Good Reason

If Mr. Bortz voluntarily terminates his employment without “good reason,” Mr. Bortz will be entitled to the following severance payments and benefits:

•	annual base salary, annual cash incentive bonus and accrued vacation time earned but not paid to the date of termination; and

•

such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company (including accelerated vesting of equity awards as discussed below under “—Vesting of Long-Term Equity Incentive Awards”).

Severance Agreements for Messrs. Barnello and Weger

The severance agreements entered into by Messrs. Barnello and Weger also became effective on January 1, 2002 each for an initial term of three years; provided, however, that each agreement’s term is automatically extended at the end of such term for a successive one-year term unless, not less than six months prior to the termination of the then existing term, the Board of Trustees provides notice to Messrs. Barnello or Weger, respectively, of its intent not to extend the term further. Each of Messrs. Barnello and Weger may terminate the agreement prior to the expiration of the term as described below.

Termination in Connection with a Change in Control

Upon 15 days prior written notice to the Company, each of Messrs. Barnello and Weger may terminate his employment for “good reason.” Each of their agreements provides that upon the termination of such Named Executive Officer either by the Company without “cause” or by the Named Executive Officer for “good reason” within one year of a change in control of the Company, Messrs. Barnello or Weger, as applicable, will be entitled to the following severance payments and benefits:

•	annual base salary, annual cash incentive bonus and accrued vacation time earned but not paid to the date of termination;

•

a lump sum cash payment equal to the product of two times the sum of (x) such Named Executive Officer’s then current annual base salary, plus (y) the average of the annual cash incentive bonuses paid to such Named Executive Officer with respect to the three most recent fiscal years ending before the date of termination; and

•

such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company (including accelerated vesting of equity awards as discussed below under “—Vesting of Long-Term Equity Incentive Awards”).

Termination without Cause

If either of Messrs. Barnello or Weger is terminated without “cause” and not in connection with or within one year of a change in control of the Company, such Named Executive Officer will be entitled to the following severance payments and benefits:

•	annual base salary, annual cash incentive bonus and accrued vacation time earned but not paid to the date of termination;

•

a lump sum cash payment equal to the sum of (x) such Named Executive Officer’s then current annual base salary, plus (y) one half of the average of the annual cash incentive bonuses paid to such Named Executive Officer with respect to the three most recent fiscal years ending before the date of termination; and

•

such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company (including accelerated vesting of equity awards as discussed below under “—Vesting of Long-Term Equity Incentive Awards”).

Termination without Good Reason

If either of Messrs. Barnello or Weger voluntarily terminates his employment without “good reason,” such Named Executive Officer will be entitled to the following severance payments and benefits:

•	his annual base salary, annual cash incentive bonus and accrued vacation time earned but not paid to the date of termination; and

•

such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company (including accelerated vesting of equity awards as discussed below under “—Vesting of Long-Term Equity Incentive Awards”).

Other Key Severance Agreement Terms

As a condition of any severance payment and related benefits described above, each of Messrs. Bortz, Barnello and Weger has agreed to a general release of any and all claims relating to the Named Executive Officer’s employment. In addition, each has agreed, for a one-year period, not to solicit, hire or recruit employees or trustees of the Company either directly or indirectly for his own account or for another party.

Under the terms of each of their severance agreements, Messrs. Bortz, Barnello and Weger are entitled to a tax gross-up payment under certain conditions in the event that their employment is terminated in connection with a change in control.

Below are a list of terms and their meanings as defined in each Named Executive Officer’s severance agreement:

•	“Cause” shall mean that the Board concludes, in good faith and after reasonable investigation, that:

o	the Named Executive Officer is accused of engaging in conduct which is a felony under the laws of the United States or any state or political subdivision thereof;

o	the Named Executive Officer Executive engaged in conduct relating to the Company constituting material breach of fiduciary duty, willful misconduct (including acts of employment discrimination or sexual harassment) or fraud;

o	the Named Executive Officer breached the non-solicitation covenant contained in his severance agreement in any material respect; or

o	the Named Executive Officer materially failed to follow a proper directive of the Board (or, with respect to Messrs. Barnello and Weger, the President) of the Company within the scope of the Named Executive Officer’s duties (which shall be capable of being performed by the Named Executive Officer with reasonable effort) after written notice from the Board (or, with respect to Messrs. Barnello and Weger, the President) specifying the performance required and the Named Executive Officer’s failure to perform within 30 days after such notice. No act, or failure to act, on the Named Executive Officer’s part shall be deemed “willful” unless done, or omitted to be done, by the Named Executive Officer not in good faith or if the result thereof would be unethical or illegal.

•	“Change in Control” shall mean a change in control of the Company which will be deemed to have occurred after the date hereof if:

o	any “person” as such term is used in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as modified and used in Sections 13(d) and 14(d) thereof except that such term shall not include (A) the Company or any of its subsidiaries, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the Company’s common shares, or (E) any person or group as used in Rule 13d-1(b) under the Exchange Act, is or becomes the Beneficial Owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power or common shares of the Company;

o

during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new Trustee (other than (A) a trustee designated by a person who has entered into an agreement with the Company to effect a transaction described in these bullets or (B) a trustee whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of trustees of the Company) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the trustees then still in office who either were trustees at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

o	there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, more than 50% of the combined voting power and common shares of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

o	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect) other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than 50% of the combined voting power and common shares of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the common shares of the Company immediately prior to such sale.

•	“Good Reason” shall mean the occurrence, without the Named Executive Officer’s prior written consent, of any of the following in connection with or within one year after a Change in Control:

o	any reduction of the Named Executive Officer’s base salary or target bonus percentage or any material reduction in any benefits;

o	any material adverse change in the Named Executive Officer’s duties or responsibilities, including assignment of duties inconsistent with the position held prior to a Change of Control, significant adverse alteration in the nature or status of responsibilities or the conditions of employment prior to a Change of Control or any material diminution in position, authority, title, duties or responsibilities;

o	any material adverse change in the Named Executive Officer’s reporting relationship;

o	the Company ceases to be a reporting Company under Section 12 of the Exchange Act;

o	the relocation of the Named Executive Officer’s principal place of performance outside of the Washington, D.C. metropolitan area;

o	Company’s failure to obtain satisfactory agreement from any successor to assume and agree to perform this agreement; and

o	continuation or repetition, after written notice of objection from the Named Executive Officer, of harassing or denigrating treatment inconsistent with his position with the Company.

Vesting of Long-Term Equity Incentive Awards

The terms of the time-based share award agreements granted to the Named Executive Officers generally provide that:

•	Upon a change in control of the Company, the unvested shares vest.

•	Upon termination of the Named Executive Officer’s employment with the Company by the Company without cause, the unvested shares vest.

•	Upon termination of the Named Executive Officer’s employment with the Company because of the Named Executive Officer’s death or disability, the unvested shares vest.

•	Upon termination of the Named Executive Officer’s employment with the Company by the Company for cause, the unvested shares are forfeited.

The time-based share award agreements do not provide, in the absence of a change in control of the Company, for acceleration of the unvested shares in the event the Named Executive Officer terminates his employment with the Company, for any reason other than death, disability or, under certain conditions, retirement.

The terms of the performance-based restricted share award agreements granted to the Named Executive Officers generally provide that:

•

In the event of a Named Executive Officer’s death or disability during the “earning” period of the award agreement (which period begins on December 31 of the year of the award and runs for three years), his performance-based restricted share awards will be measured early, as of the date of death or disability (with the measuring period and cumulative return goals reduced accordingly), and all earned shares and deferred dividends thereon will vest immediately and be paid promptly thereafter, except that the number of shares subject to the award will be reduced pro rata, based on the amount of time elapsed in the measuring period compared to the full, original measuring period.

•

In the event of a change in control in the Company during the earning period of the award agreement, the award will be measured as of the date of the change in control (with the measuring period and cumulative return goals reduced accordingly) and all earned shares and deferred dividends thereon will vest immediately and be paid promptly thereafter. The amount of the awards will not be pro rated as in the case of death or disability.

•

In the event the Company terminates a Named Executive Officer’s employment with the Company for cause, or the Named Executive Officer terminates his employment with the Company without good reason, all unearned or unvested shares under the award agreement are forfeited.

•

In the event that the Company terminates a Named Executive Officer’s employment with the Company without cause, or a Named Executive Officer terminates his employment with the Company for good reason, the performance-award will be measured early, as of the date of termination (with the measuring period and cumulative return goals reduced accordingly), and all earned shares and deferred dividends thereon shall vest immediately and be paid promptly thereafter, except that the number of shares subject to the award will be reduced pro rata, based on the amount of time elapsed in the measuring period compared to the full, original measuring period.

For purposes of the time-based and performance-based restricted share award agreements, the definitions of “cause,” “good reason” and “change in control” are similar but not identical to the definitions contained in the severance agreements of the Named Executive Officers. For example, the definition of “good reason” for purposes of the award agreements does not include any requirement of a change in control. In addition, the definition of “change in control” for purposes of the award agreements includes mergers and consolidations where the outstanding securities of the Company represent less than 75% of the combined voting power of the Company or surviving entity after the merger or consolidation and includes a sale of substantially all of the assets of the Company to an entity in which the Company’s shareholders own less than 75% of the combined voting power in substantially the same proportions as their Company ownership before the sale.

Retirement Policy

In January 2007, the Board of Trustees implemented a retirement policy for Named Executive Officers. The policy is designed to reward years of dedication and service to the Company. Under the new policy, all previously-granted equity awards to a Named Executive Officer who is at least 60 years old and who has served the Company at least 20 years will immediately vest. Performance-based awards will be measured as of the retirement date (with the measuring period and cumulative return goals reduced accordingly).

None of the Company’s Named Executive Officers has met the age or service requirements to be eligible for benefits under this policy.

TERMINATION PAYMENT TABLES

The tables on the following pages indicate the cash amounts, accelerated vesting and other payments and benefits that the Named Executive Officers would be entitled to under various circumstances pursuant to the terms of the 1998 Share Option and Incentive Plan, the agreements governing awards made under the 1998 Share Option and Incentive Plan, the severance agreements of the Named Executive Officers and the Company’s retirement policies. In all cases, each Named Executive Officer is entitled to a cash payment consisting of his salary, bonus and cash equivalent of vacation time earned but not paid as of the termination date.

Each of the following tables assumes that separation occurs on December 31, 2007. For example, the tables below do not take into account the annual base salary and cash incentive target bonus increases to be effective January 1, 2008.

Jon E. Bortz—Chairman of the Board, President and Chief Executive Officer

Payments Upon Termination Without Change in Control

	Termination by Company With Cause	Termination by Company Without Cause	Termination by Employee With Good Reason	Termination by Employee Without Good Reason
Cash Payment(1)	—	$1,154,758	—	—
Cash Payment for Time-based Restricted Shares	—	3,035,349	—	—
Cash Payment for Performance-based Restricted Shares	—	31,534	31,534	—
Dividends Awarded on Restricted Shares(2)	—	1,928	1,928	—
Excise Tax Gross-Up Payments(3)	—	—	—	—

TOTAL	—	4,223,569	33,462	—

(1)	Each Named Executive Officer is also paid his salary, annual cash incentive bonus and the cash equivalent vacation time earned but not paid as of the termination date.

(2)	Dividends are awarded only with respect to the performance-based restricted shares.

(3)	Represents a payment by the Company to each Named Executive Officer in an amount equal to the federal excise tax on qualifying termination compensation (the “Excise Tax Payment”) plus all federal, state and local income taxes payable with respect to the Excise Tax Payment. Assuming a termination date of December 31, 2007, no Excise Tax Payments would be made to the Named Executive Officers.

Payments Upon Termination With Change in Control(1)

	Termination by Company With Cause	Termination by Company Without Cause	Termination by Employee With Good Reason	Termination by Employee Without Good Reason
Cash Payment(2)	—	$3,464,275	$3,464,275	—
Cash Payment for Time-based Restricted Shares	$3,035,349	3,035,349	3,035,349	3,035,349
Cash Payment for Performance-based Restricted Shares	94,603	94,603	94,603	94,603
Dividends Awarded on Restricted Shares(3)	5,783	5,783	5,783	5,783
Excise Tax Gross-Up Payments	—	—	—	—

TOTAL	3,153,735	6,600,010	6,600,010	3,135,735

(1)	Assumes change in control occurred on December 31, 2007.

(2)	Each Named Executive Officer is also paid his salary, annual cash incentive bonus and the cash equivalent vacation time earned but not paid as of the termination date.

(3)	Dividends are awarded only with respect to the performance-based restricted shares.

Payments With or Without Change in Control

	Death(1)	Disability	Retirement
Cash Payment(2)	—	—	—
Cash Payment for Time-based Restricted Shares	3,035,349	3,035,349	—
Cash Payment for Performance-based Restricted Shares	31,534	31,534	—
Dividends Awarded on Restricted Shares(3)	1,928	1,928	—
Excise Tax Gross-Up Payments	—	—	—

TOTAL	3,068,811	3,068,811	—

(1)	Each Named Executive Officer receives benefits per life insurance policies and disability policies.

(2)	Each Named Executive Officer is also paid his salary, annual cash incentive bonus and the cash equivalent vacation time earned but not paid as of the termination date.

(3)	Dividends are awarded only with respect to the performance-based restricted shares.

Michael D. Barnello—Chief Operating Officer and Executive Vice President of Acquisitions

Payments Upon Termination Without Change in Control

	Termination by Company With Cause	Termination by Company Without Cause	Termination by Employee With Good Reason	Termination by Employee Without Good Reason
Cash Payment(1)	—	545,063	—	—
Cash Payment for Time-based Restricted Shares	—	1,993,367	—	—
Cash Payment for Performance-based Restricted Shares	—	22,740	22,740	—
Dividends Awarded on Restricted Shares(2)	—	1,390	1,390	—
Excise Tax Gross-Up Payments(3)	—	—	—	—

TOTAL	—	2,562,560	24,130	—

(1)	Each Named Executive Officer is also paid his salary, annual cash incentive bonus and the cash equivalent vacation time earned but not paid as of the termination date.

(2)	Dividends are awarded only with respect to the performance-based restricted shares.

(3)	Represents a payment by the Company to each Named Executive Officer in an amount equal to the federal excise tax on qualifying termination compensation (the “Excise Tax Payment”) plus all federal, state and local income taxes payable with respect to the Excise Tax Payment. Assuming a termination date of December 31, 2007, no Excise Tax Payments would be made to the Named Executive Officers.

Payments Upon Termination With Change in Control(1)

	Termination by Company With Cause	Termination by Company Without Cause	Termination by Employee With Good Reason	Termination by Employee Without Good Reason
Cash Payment(2)	—	1,430,253	1,430,253	—
Cash Payment for Time-based Restricted Shares	1,993,367	1,993,367	1,993,367	1,993,367
Cash Payment for Performance-based Restricted Shares	68,219	68,219	68,219	68,219
Dividends Awarded on Restricted Shares(3)	4,170	4,170	4,170	4,170
Excise Tax Gross-Up Payments	—	—	—	—

TOTAL	2,065,757	3,496,010	3,496,010	2,065,757

(1)	Assumes change in control occurred on December 31, 2007.

(2)	Each Named Executive Officer is also paid his salary, annual cash incentive bonus and the cash equivalent vacation time earned but not paid as of the termination date.

(3)	Dividends are awarded only with respect to the performance-based restricted shares.

Payments With or Without Change in Control

	Death(1)	Disability	Retirement
Cash Payment(2)	—	—	—
Cash Payment for Time-based Restricted Shares	1,993,367	1,993,367	—
Cash Payment for Performance-based Restricted Shares	22,740	22,740	—
Dividends Awarded on Restricted Shares(3)	1,390	1,390	—
Excise Tax Gross-Up Payments	—	—	—

TOTAL	2,017,497	2,017,497	—

(1)	Each Named Executive Officer receives benefits per life insurance policies and disability policies.

(2)	Each Named Executive Officer is also paid his salary, annual cash incentive bonus and the cash equivalent vacation time earned but not paid as of the termination date.

(3)	Dividends are awarded only with respect to the performance-based restricted shares.

Hans S. Weger—Chief Financial Officer and Executive Vice President, Treasurer and Secretary

Payments Upon Termination Without Change in Control

	Termination by Company With Cause	Termination by Company Without Cause	Termination by Employee With Good Reason	Termination by Employee Without Good Reason
Cash Payment(1)	—	545,063	—	—
Cash Payment for Time-based Restricted Shares	—	1,917,318	—	—
Cash Payment for Performance-based Restricted Shares	—	22,740	22,740	—
Dividends Awarded on Restricted Shares(2)	—	1,390	1,390	—
Excise Tax Gross-Up Payments(2)	—	—	—	—

TOTAL	—	2,486,511	24,130	—

(1)	Each Named Executive Officer is also paid his salary, annual cash incentive bonus and the cash equivalent vacation time earned but not paid as of the termination date.

(2)	Dividends are awarded only with respect to the performance-based restricted shares.

(3)	Represents a payment by the Company to each Named Executive Officer in an amount equal to the federal excise tax on qualifying termination compensation (the “Excise Tax Payment”) plus all federal, state and local income taxes payable with respect to the Excise Tax Payment. Assuming a termination date of December 31, 2007, no Excise Tax Payments would be made to the Named Executive Officers.

Payments Upon Termination With Change in Control(1)

	Termination by Company With Cause	Termination by Company Without Cause	Termination by Employee With Good Reason	Termination by Employee Without Good Reason
Cash Payment(2)	—	1,430,253	1,430,253	—
Cash Payment for Time-based Restricted Shares	1,917,318	1,917,318	1,917,318	1,917,318
Cash Payment for Performance-based Restricted Shares	68,219	68,219	68,219	68,219
Dividends Awarded on Restricted Shares(3)	4,170	4,170	4,170	4,170
Excise Tax Gross-Up Payments	—	—	—	—

TOTAL	1,989,707	3,419,961	3,419,961	1,989,707

(1)	Assumes change in control occurred on December 31, 2007.

(2)	Each Named Executive Officer is also paid his salary, annual cash incentive bonus and the cash equivalent vacation time earned but not paid as of the termination date.

(3)	Dividends are awarded only with respect to the performance-based restricted shares.

Payments With or Without Change in Control

	Death(1)	Disability	Retirement
Cash Payment	—	—	—
Cash Payment for Time-based Restricted Shares	1,917,318	1,917,318	—
Cash Payment for Performance-based Restricted Shares	22,740	22,740	—
Dividends Awarded on Restricted Shares(3)	1,390	1,390	—
Excise Tax Gross-Up Payments	—	—	—

TOTAL	1,941,447	1,941,447	—

(1)	Each Named Executive Officer receives benefits per life insurance policies and disability policies.

(2)	Each Named Executive Officer is also paid his salary, annual cash incentive bonus and the cash equivalent vacation time earned but not paid as of the termination date.

(3)	Dividends are awarded only with respect to the performance-based restricted shares.

CASH STAY BONUS FOLLOWING A CHANGE IN CONTROL

If a Named Executive Officer remains employed by the Company on the first anniversary of a change in control event, the Named Executive Officer is entitled to receive a lump sum cash stay bonus. For Mr. Bortz, the cash stay bonus is equal to the sum of Mr. Bortz’s base salary plus the average of the annual cash bonuses paid to Mr. Bortz with respect to the three most recent fiscal years. Based on Mr. Bortz’s 2007 base salary and his average annual cash incentive bonus paid for 2004, 2005 and 2006, Mr. Bortz’s cash stay bonus would be equal to $1,154,758.

For each of Messrs. Barnello and Weger, the cash stay bonus is equal to one half of the sum of (x) such Named Executive Officer’s base salary, plus (y) the average of the annual cash bonuses paid to such Named Executive Officer with respect to the three most recent fiscal years. Based on their 2007 base salaries and one half of the average of their annual cash incentive bonuses paid for 2004, 2005 and 2006, Messrs. Barnello and Weger would each be entitled to a $357,563 cash stay bonus.

PRINCIPAL AND MANAGEMENT SHAREHOLDERS

The following table sets forth the beneficial ownership of Common Shares for (i) each shareholder of the Company that is known to the Company to be the beneficial owner of more than 5% of the Company’s Common Shares based upon filings made with the SEC, (ii) each Named Executive Officer of the Company and (iii) the trustees and the Named Executive Officers of the Company as a group as of February 14, 2008, unless indicated otherwise below. None of the Named Executive Officers has pledged any of their shares of Common Stock as collateral. Share ownership of the trustees of the Company appears under the heading “Information Regarding the Nominees and Continuing Trustees” in this Proxy Statement.

	Common Shares Beneficially Owned(1)
Name of Beneficial Owner	Number	Percent of Total
T. Rowe Price Associates, Inc.(2)	3,798,290	9.40%
Cohen & Steers, Inc.(3)	3,462,882	8.64%
The Vanguard Group, Inc. (4)	2,586,854	6.45%
Jon E. Bortz(5)(6)	104,950	*
Michael D. Barnello(5)	55,216	*
Hans S. Weger(5)	53,141	*
All trustees and the executive officers as a group (9 persons) (7)	412,067	1.03%

*	Less than one percent.

(1)	The number of Common Shares beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

(2)	The business address for this shareholder is 100 East Pratt Street, Baltimore, Maryland 21202. According to a Schedule 13G filed with the SEC on February 13, 2008, T. Rowe Price Associates, Inc. (“Price Associates”) has sole voting power with respect to 909,390 of these Common Shares and sole dispositive power with respect to all of these Common Shares. Price Associates expressly disclaims that it is, in fact, the beneficial owner of these Common Shares. The Board granted a waiver to Price Associates to acquire up to 13% of the Company’s Common Shares.

(3)	The business address for this shareholder and its affiliates is 280 Park Avenue, 10th Floor, New York, New York 10017. According to a Schedule 13G filed with the SEC on February 13, 2008, this shareholder and its affiliates have sole voting power with respect to 2,898,085 of these Common Shares and sole dispositive power with respect to all of these Common Shares.

(4)	The business address for this shareholder is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. According to a Schedule 13G filed with the SEC, on February 12, 2008, this shareholder has sole voting power with respect to 53,271 of these Common Shares and sole dispositive power with respect to all of these Common Shares.

(5)	The business address for this shareholder is 3 Bethesda Metro Center, Suite 1200, Bethesda, Maryland 20814.

(6)	The number of Common Shares beneficially owned by Mr. Bortz includes 40,000 Common Shares for which he has the right to acquire pursuant to vested stock options.

(7)	Includes shares that the executive officers or trustees have the right to acquire through the exercise of outstanding options or the redemption of units in LaSalle Hotel Properties, L.P. For more information, see footnote 4 of the table appearing on page 4 of this Proxy Statement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company’s executive officers and trustees, and persons who own more than 10% of a registered class of the Company’s equity securities (“10% Holders”), to file reports of ownership and changes in ownership with the SEC. Officers, trustees and 10% Holders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. To the Company’s knowledge, except for one late report filed by each of (i) Messrs. Hartley-Leonard, McCalmont, Perkins, Scott and Washburn and Ms. Kuhn reporting the receipt of long-term equity incentive awards from the Company, and (ii) Messrs. Bortz, Barnello and Weger reporting the forfeiture of restricted shares in satisfaction of tax liabilities, based solely on review of the copies of such reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2007 the executive officers, trustees and 10% Holders timely filed all reports they were required to file under Section 16(a).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ms. Kuhn, a current trustee of the Company, is President of Carlson Wagonlit Travel Military & Government Markets (“Carlson Wagonlit”). In 2007, Carlson Wagonlit requested bids from various hotels, including a hotel owned by LaSalle Hotel Properties, for the costs associated with hosting a Carlson Wagonlit corporate conference. The hotel owned by us entered a competitive bid and was selected by Carlson Wagonlit to host the event in 2008 generating approximately $227,000 in hotel room and conference fees for our hotel. Our Board of Trustees has reviewed the facts and circumstances of the transaction and has affirmatively determined that this transaction does not affect Ms. Kuhn’s independence.

OTHER MATTERS

Solicitation of Proxies

The cost of solicitation of proxies will be paid by the Company. The trustees, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send appropriate solicitation materials to such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

Shareholder Proposals

Shareholder proposals intended to be presented at the 2009 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than November 3, 2008 in order to be considered for inclusion in the Company’s Proxy Statement relating to the 2009 meeting pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”).

For a proposal of a shareholder to be presented at the Company’s 2009 Annual Meeting of Shareholders, other than a shareholder proposal included in the Company’s Proxy Statement pursuant to Rule 14a-8, it must be received at the principal executive offices of the Company no earlier than the close of business on January 24, 2009 and on or before February 23, 2009. If the 2009 Annual Meeting of Shareholders is scheduled to take place before March 25, 2009 or after June 23, 2009, then notice must be delivered not earlier than the close of business on the 90th day prior to the 2009 Annual Meeting of Shareholders and not later than the close of business on the later of the 60th day prior to the 2009 Annual Meeting of Shareholders or the tenth day following the day on which public announcement of the date of the 2009 Annual Meeting of Shareholders is first made public by the Company. Any such proposal should be mailed to: LaSalle Hotel Properties, 3 Bethesda Metro Center, Suite 1200, Bethesda, Maryland 20814, Attn: Hans S. Weger, Corporate Secretary.

Other Matters

The Board of Trustees does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

By Order of the Board of Trustees

Hans S. Weger
Secretary

Bethesda, Maryland

March 3, 2008

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE NOMINEES, LISTED “FOR” THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

Please Mark Here

for Address Change or Comments

SEE REVERSE SIDE

The Board of Trustees recommends a vote FOR the listed nominees.

FOR WITHHOLD

The Board of Trustees recommends a vote FOR Proposal 2.

1. To elect two Class I trustees of

the Company to serve until the

2011 Annual Meeting of Shareholders

and until their successors are duly

elected and qualified.

Nominees:

01 Jon E. Bortz

02 Donald A. Washburn

(INSTRUCTIONS: To withhold authority to vote for any individual nominee write the nominee’s name on the line below.)

2. To ratify the appointment of the Company’s independent registered public accountants for the year ending December 31, 2008; and

3. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

FOR AGAIN ST ABSTAIN

Signature Signature Date

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet

http://www.proxyvoting.com/lho

Use the internet to vote your proxy.

Have your proxy card in hand when

you access the web site.

OR

Telephone

1-866-540-5760

Use any touch-tone telephone to

vote your proxy. Have your proxy

card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at

www.lasalleshareholderservices.com/isd/ where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report on Form 10-K and Proxy Statement on the internet at http://lasalle.mobular.net/lasalle/lho

LASALLE HOTEL PROPERTIES

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 24, 2008

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES

The undersigned hereby constitutes and appoints Jon E. Bortz, Michael D. Barnello and Hans S. Weger and any of

them, as proxies of the undersigned, with full power of substitution, to vote all common shares of beneficial interest, $0.01 par value per share, of LaSalle Hotel Properties (the “Company”) held of record by the undersigned as of the close of business on February 18, 2008, on behalf of the undersigned at the 2008 Annual Meeting of Shareholders (the “Annual

Meeting”) to be held at the Topaz Hotel, 1733 N Street, N.W., Washington, DC 20036, 8:00 a.m., local time, on Thursday,

April 24, 2008, and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is given, this proxy will be voted FOR the nominees of the Board of Trustees listed in Proposal 1 and FOR the ratification of the Company’s independent registered public accountants as described in Proposal 2. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. A shareholder wishing to vote in accordance with the Board of Trustees’ recommendations need only sign and date this proxy and return it in the enclosed envelope.

PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

FOLD AND DETACH HERE

Address Change/Comments (Mark the corresponding box on the reverse side)

YOUR VOTE IS IMPORTANT!

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE.